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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Serologicals Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share ("Serologicals common stock")
(2)	Aggregate number of securities to which transaction applies:
34,188,173 shares of Serologicals common stock, including (i) 19,339 shares of Serologicals restricted common stock, issued and outstanding as of May 22, 2006; (ii) 8,789,729 shares of Serologicals common stock issuable upon conversion of the Serologicals 4.75% convertible senior subordinated debentures due 2033; (iii) options to purchase 1,957,681 shares of Serologicals common stock outstanding on May 22, 2006 with exercise prices below $31.55 per share; (iv)  101,421 shares of Serologicals common stock reserved for issuance with respect to outstanding deferred stock units; (v) 10,799 shares of Serologicals common stock reserved for issuance with respect to outstanding restricted stock units; and (vi) 91,424 shares of Serologicals common stock reserved for issuance with respect to outstanding performance share units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (a) 34,188,173 shares of Serologicals common stock (including restricted common stock) outstanding multiplied by $31.55 per share; (b) 203,644 shares of Serologicals common stock issuable pursuant to outstanding performance share units, restricted stock units and deferred stock units multiplied by $31.55 per share; (c) 1,957,681 shares of Serologicals common stock subject to outstanding options with exercise prices below $31.55, multiplied by $13.63 per share (which is the excess of $31.55 over the weighted average exercise price per share); and (d) 8,789,729 shares of Serologicals common stock issuable upon conversion of the 4.75% convertible senior subordinated debentures multiplied by $31.55 per share. In accordance with Section 14(g)(1)(A) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.000107 by the sum of the amounts calculated pursuant to clauses (a), (b), (c) and (d) of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $1,389,060,968
	(5)	Total fee paid: $148,629
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

                , 2006

Dear Shareowner:

        You are cordially invited to attend a special meeting of the shareowners of Serologicals Corporation, which will be held at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, 10036 on                , 2006, beginning at 10:00 a.m., local time.

        At the special meeting, we will ask you to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2006, among Millipore Corporation ("Millipore"), Charleston Acquisition Corp. and Serologicals Corporation ("Serologicals," "we," "us," or "our"), providing for the acquisition of Serologicals by Millipore. If the merger is completed, Serologicals will become a wholly owned subsidiary of Millipore, and you will receive $31.55 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own and you will cease to have an ownership interest in the continuing business of Serologicals. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and you are encouraged to read it in its entirety.

        After careful consideration, our board has approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of Serologicals and its shareowners. OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

        The proxy statement attached to this letter provides you with information about the merger and the special meeting. Please read the entire proxy statement carefully. You may also obtain additional information on us from documents we filed with the SEC.

        Your Vote is Very Important. The merger cannot be completed unless Serologicals shareowners holding a majority of the outstanding shares entitled to vote at the special meeting of shareowners vote to adopt the merger agreement. If you do not vote, it will have the same effect as a vote against the adoption of the merger agreement.

        Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

        If you have any questions or need assistance voting your shares, please call Georgeson Shareholder Communications, Inc., which is assisting us, toll-free at (877) 278-4757.

        On behalf of our board of directors, I thank you in advance for your cooperation and continued support.

On behalf of your Board of Directors,

David A. Dodd
President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated                , 2006 and is first being
mailed to shareowners on or about                , 2006.

NOTICE OF SPECIAL MEETING OF SHAREOWNERS
TO BE HELD ON                , 2006

TO THE SHAREOWNERS OF SEROLOGICALS CORPORATION:

        NOTICE IS HEREBY GIVEN that the special meeting of shareowners of Serologicals Corporation will be held at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, 10036, on                , 2006, beginning at 10:00 a.m., local time, for the following purposes:

  1.
  Adoption of the Merger Agreement with Millipore Corporation.    To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 25, 2006, among Millipore Corporation, Charleston Acquisition Corp. and Serologicals Corporation.

  2.
  Adjournment or Postponement of the Special Meeting.    To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

  3.
  Other Matters.    To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareowners of record of our common stock as of the close of business on                , 2006 will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Holders of Serologicals' common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See "Appraisal Rights" on page 51.

        Your vote is important, regardless of the number of shares of our common stock you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote as of the record date. The approval of the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast at the special meeting. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote "FOR" the adoption of the merger agreement, "FOR" the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies, and in accordance with the recommendation of the board on any other matters properly brought before the meeting for a vote.

        If you fail to vote by proxy or in person, it will have the same effect as a vote against the adoption of the merger agreement, but will not affect the adjournment or postponement, if necessary or appropriate, to permit further solicitation of proxies. If you are a shareowner of record and wish to vote in person at the special meeting, you may withdraw your proxy and vote in person.

        Please carefully read the proxy statement and other material concerning our company, the merger and the other proposals enclosed with this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

By order of the Board of Directors,

Philip A. Theodore Secretary

                        , 2006

SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	6
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	11
THE SPECIAL MEETING OF SHAREOWNERS	12
Date, Time and Place	12
Purpose of the Special Meeting	12
Recommendation of Our Board of Directors	12
Record Date; Stock Entitled to Vote; Quorum	12
Vote Required	13
Voting of Proxies	13
Revocability of Proxies	13
Solicitation of Proxies	14
Assistance	14
Other Business	14
THE PARTIES TO THE MERGER AGREEMENT	15
THE MERGER	15
Background of the Merger	15
Reasons for the Merger	19
Recommendation of Our Board of Directors	22
Opinion of JPMorgan	22
Certain Effects of the Merger	26
Effects on Us if the Merger is Not Completed	27
Interests of Our Directors and Executive Officers in the Merger	27
Appraisal Rights	32
Delisting and Deregistration of Our Common Stock	33
Accounting Treatment	33
Material United States Federal Income Tax Consequences of the Merger	33
Regulatory Approvals	35
Financing Arrangements	36
PROPOSAL 1—THE MERGER AGREEMENT	36
Form of the Merger	36
Effective Time of the Merger	37
Directors and Officers of the Surviving Corporation	37
Certificate of Incorporation and Bylaws of the Surviving Corporation	37
Merger Consideration	37
Effect on Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units and Performance Share Units	38
Payment Procedures	38
Conditions to the Merger	39
Material Adverse Effect	41
Termination of the Merger Agreement	41
Termination Fee	42
Representations and Warranties	43
Covenants Under the Merger Agreement	44
Acquisition Proposals; Change in Recommendation	48
Amendment and Waiver	50
Specific Performance	51
APPRAISAL RIGHTS	51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
PROPOSAL 2—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING	57

OTHER MATTERS	57
Other Business of the Special Meeting	57
FUTURE SHAREOWNER PROPOSALS	58
Shareowner Proposals	58
Nomination of Director Candidates	59
Copy of Bylaw Provisions	59
WHERE YOU CAN FIND MORE INFORMATION	59
INCORPORATION BY REFERENCE	60
ANNEX A AGREEMENT AND PLAN OF MERGER
ANNEX B OPINION OF J.P. MORGAN SECURITIES INC. DATED APRIL 24, 2006
ANNEX C APPRAISAL RIGHTS

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents to which we refer. The Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of April 25, 2006, among Millipore, Charleston Acquisition Corp. and Serologicals, is attached as Annex A to this proxy statement. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary.

The Parties to the Merger Agreement (Page 15)

        Serologicals, a corporation organized under the laws of the State of Delaware, is a global leader in developing and commercializing consumable biological products, enabling technologies and services in support of biological research, drug discovery and the bioprocessing of life-enhancing products. Serologicals' customers include major life science companies and leading research institutions involved in key disciplines, such as neurology, oncology, hematology, immunology, cardiology, proteomics, infectious diseases, cell signaling and stem cell research. In addition, Serologicals is the world's leading provider of monoclonal antibodies for the blood typing industry.

        Millipore, a corporation organized under the laws of the Commonwealth of Massachusetts, is a leading global provider of products and services that improve productivity in biopharmaceutical manufacturing and in clinical, analytical and research laboratories. Millipore is organized into two operating divisions. Millipore's Bioprocess division helps its customers to optimize their manufacturing productivity, to ensure quality, and to scale up the production of therapeutic drugs, including difficult-to-manufacture biologics. Millipore assists drug production during both pre-clinical development and manufacturing scale-up after drug approval. Millipore's Bioscience division helps to optimize laboratory productivity and workflows. Millipore offers a broad range of high-performance products and services based on membrane, chromatographic and other enabling technologies.

        Charleston Acquisition Corp., a corporation organized under the laws of the State of Delaware, is a direct wholly owned subsidiary of Millipore, formed solely for the purpose of facilitating the merger.

The Merger (Page 15)

        You are being asked to vote to adopt a merger agreement providing for the acquisition of Serologicals by Millipore. Upon the terms and subject to the conditions contained in the merger agreement, Charleston Acquisition Corp., a wholly owned subsidiary of Millipore, will be merged with and into Serologicals. As a result of the merger, we will cease to be a publicly traded company and will become a wholly owned subsidiary of Millipore.

Merger Consideration (Page 37)

        If the merger is completed, each holder of shares of our common stock outstanding immediately prior to the merger will be entitled to receive $31.55 per share in cash, without interest and less applicable withholding taxes.

Effect on Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units and Performance Share Units (Page 38)

        Each outstanding option to purchase shares of our common stock, whether or not then exercisable, will be cancelled and converted into the right to receive a cash payment equal to the excess (if any) of the $31.55 per share cash merger consideration over the exercise price per share of the option, multiplied by the number of shares subject to the option, without interest and less any applicable withholding tax. Each option with an exercise price equal to or greater than $31.55 per share will be cancelled and no consideration will be paid for such option.

        All outstanding shares of restricted stock and all restricted stock units will be converted into the right to receive $31.55 per share in cash, without interest and less any applicable withholding tax. All outstanding deferred stock units will become immediately payable upon the consummation of the merger, notwithstanding any deferral election made with respect to the deferred stock units. All such deferred stock units will be converted into the right to receive $31.55 per share in cash, without interest and less any applicable withholding tax. Each outstanding performance share unit will be converted into the right to receive $31.55 per share in cash multiplied by the target number of shares subject to such performance share unit, without interest and less any applicable withholding tax.

Conditions to the Merger (Page 39)

        We and Millipore will not complete the merger unless a number of conditions are satisfied or waived, as applicable, including the adoption by our shareowners of the merger agreement and the expiration of the applicable waiting periods in the United States under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and under the Act Against Restraints of Competition of the Federal Republic of Germany.

Effective Time of the Merger (Page 37)

        If our shareowners adopt the merger agreement, we expect that the merger will become effective no later than the second business day after the special meeting of our shareowners, assuming that the other conditions set forth in the merger agreement have been satisfied or waived.

Termination of the Merger Agreement (Page 41)

        Either we or Millipore can terminate the merger agreement under certain circumstances, including if the other party breaches any of its representations, warranties, covenants or agreements in a manner that would result in the failure of closing conditions set forth in the merger agreement.

        In addition to certain other circumstances, we or Millipore may also terminate the merger agreement if, after complying with certain procedures contained in the merger agreement, our board of directors elects to withdraw or adversely modify its recommendation of the merger. We may also terminate the merger agreement, after complying with certain procedures, in order to enter into a definitive acquisition agreement with a third party that our board of directors has determined is a superior proposal. If the merger agreement is terminated as described in this paragraph, we will be required to pay Millipore a $41.5 million termination fee.

Acquisition Proposals (Page 48)

        The merger agreement contains non-solicitation provisions that prohibit us from soliciting or engaging in discussions or negotiations regarding a competing proposal to the merger. There are exceptions to these prohibitions if we receive a superior proposal from a third party under certain circumstances set forth in the merger agreement.

Recommendation of Our Board of Directors (Page 22)

        After due discussion and due consideration, our board of directors has determined that the merger agreement is advisable and in the best interests of Serologicals and our shareowners. Accordingly, our board of directors recommends that you vote "FOR" the adoption of the merger agreement.

Reasons for the Merger (Page 19)

        In making its recommendation that you vote "FOR" the adoption of the merger agreement, our board considered a number of factors, including, among other things, the following:

  •
  the $31.55 per share in cash to be paid as merger consideration represents a significant premium to the recent closing trading price of our common stock;

  •
  the merger consideration will be paid in cash, which provides certainty and immediate value to our shareowners;

  •
  the merger is not subject to a financing condition;

  •
  the financial and other terms of the merger agreement, which, among other things, permit our board of directors, under certain circumstances, to consider unsolicited acquisition proposals, to change its recommendation with respect to the merger and to terminate the merger agreement upon the payment of a termination fee if our board of directors determines that the unsolicited proposal is a superior offer;

  •
  the financial analyses and written opinion presented by our financial advisor, J.P. Morgan Securities Inc., referred to as JPMorgan;

  •
  the challenges that we would face if we were to remain an independent company; and

  •
  the timing of the merger and the risk that, if we did not accept Millipore's offer, another comparable offer might not be forthcoming.

Special Meeting; Quorum; Merger Vote (Page 12)

        We will hold the special meeting at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, 10036, on                 , 2006, beginning at 10:00 a.m., local time. The holders of a majority of the outstanding shares of our common stock, entitled to vote, must be present, either in person or by proxy, to constitute a quorum at the special meeting. The vote required to approve Proposal 1, adoption of the merger agreement, is the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting and the vote required to approve Proposal 2, approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, is the affirmative vote of a majority of the votes cast at the special meeting.

Opinion of JPMorgan (Page 22 and Annex B)

        JPMorgan delivered its written opinion dated April 24, 2006, to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the merger consideration to be received by holders of our common stock in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion of JPMorgan, setting forth the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement. You should read the opinion of JPMorgan carefully and in its entirety. JPMorgan's written opinion is directed to our board of directors, addresses only the consideration to be paid in the merger and does not address any other aspect of the merger (including how any shareowners should vote with respect to the adoption of the merger agreement or the availability of the proposed financing for the transaction).

Material United States Federal Income Tax Consequences of the Merger (Page 33)

        For U.S. federal income tax purposes, the merger will be treated as a sale of the shares of our common stock for cash by each of our shareowners. As a result, in general, each shareowner will recognize gain or loss equal to the difference, if any, between the amount of cash received in the merger and such shareowner's adjusted tax basis in the shares surrendered. Such gain or loss will be capital gain or loss if the shares of common stock surrendered are held as a capital asset in the hands of the shareowner, and will be long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the time of the merger. Shareowners are urged to consult their own tax advisors as to the particular tax consequences to them of the merger.

Interests of Our Directors and Executive Officers in the Merger (Page 27)

        Our directors and executive officers may have interests in the merger that are different from, or in addition to, yours, including the following:

  •
  our directors and executive officers will receive cash consideration for their vested and unvested stock options, shares of restricted stock, deferred stock units, restricted stock units and performance share units in connection with the merger;

  •
  our executive officers are parties to change-of-control severance agreements that provide certain severance payments and benefits (and gross-ups in respect of certain golden parachute excise taxes payable by the executives) to the executives if, at any time within 18 months following the consummation of the merger, we terminate the executive's employment without cause or the executive resigns for good reason;

  •
  Millipore has had discussions with certain of our executive officers concerning, and currently expects to enter into, retention arrangements with certain of our executive officers that will provide for the payment of bonuses in the event an executive remains employed during a transition period following the consummation of the merger or the executive's employment is terminated involuntarily without cause prior to the end of the transition period;

  •
  Millipore has agreed that until the later of January 1, 2007, and the date their participation in Millipore's employee benefit plans begins, our U.S. employees who remain with the company following closing will be entitled to benefits that are substantially comparable to the benefits which they currently receive, after which they will be entitled to participate in Millipore's employee benefit plans to the same extent as other similarly situated Millipore employees; and

  •
  the merger agreement provides for indemnification and liability insurance arrangements for each of our current and former directors and officers.

        Our board of directors was aware of these interests and considered them, among other matters, in making its decisions.

Appraisal Rights (Page 51)

        Pursuant to section 262 of the Delaware General Corporation Law, referred to as the DGCL, our shareowners have the right to dissent from the merger and receive a cash payment for the judicially determined fair value of their shares of our common stock. The judicially determined fair value under section 262 could be greater than, equal to or less than the $31.55 per share that our shareowners are entitled to receive in the merger. Shareowners that wish to exercise their appraisal rights must not vote in favor of the adoption of the merger agreement and must strictly comply with all of the procedures required by the DGCL.

Financing Arrangements (Page 36)

        In connection with the merger agreement, Millipore has obtained a commitment letter from UBS Loan Finance LLC and UBS Securities LLC (which we refer to as UBS), to provide an aggregate of $1,150,000,000 and €430,000,000 in secured and unsecured financing to finance the merger consideration, to refinance certain indebtedness of Millipore, to refinance certain of our indebtedness, and to pay transaction expenses on the terms and conditions set forth in the commitment letter.

Regulatory Approvals (Page 35)

        The merger is subject to the HSR Act. On May 1, 2006, we and Millipore each filed the required notification and report forms under the HSR Act with the Antitrust Division of the U.S. Department of Justice, referred to as the DOJ, and the U.S. Federal Trade Commission, referred to as the FTC. On May 26, 2006, such governmental authorities granted early termination of the waiting period. In connection with the merger, we and Millipore are required to provide notification to, and obtain the approval from, the German Federal Cartel Office (the Bundeskartellamt). We and Millipore filed the required notification with the Bundeskartellamt on May 17, 2006. We expect the German authorities to clear the merger by 11:59 p.m. (Central European Time) on June 19, 2006, unless such authorities consider the notification incomplete or commence a detailed investigation of the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as our shareowner. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
What is the date, time and place of the special meeting?

A:
The special meeting of our shareowners will be held at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, 10036, on                , 2006, beginning at 10:00 a.m., local time.

Q:
Who is soliciting my proxy?

A:
This proxy is being solicited by Serologicals.

Q:
What am I being asked to vote on?

A:
You are being asked to consider and vote on the following:

•
Proposal 1, adoption of the merger agreement;

•
Proposal 2, approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement; and

•
the transaction of any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:
What is the proposed transaction?

A:
Once the merger agreement has been adopted by our shareowners and the other closing conditions have been satisfied or waived, we will merge with Charleston Acquisition Corp. and Millipore will be our sole shareowner. Each of our shareowners will receive $31.55 per share in cash, without interest and less any applicable withholding tax, for each share of our common stock they own.

Q:
How does our board of directors recommend that I vote?

A:
Our board of directors recommends that you vote:

•
"FOR" Proposal 1, the adoption of the merger agreement; and

•
"FOR" Proposal 2, the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Q:
What vote of our shareowners is required to approve the proposals?

A:
The votes required to adopt the proposals are as follows:

•
Proposal 1, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting; and

•
Proposal 2, the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast at the special meeting.

Q:
Who is entitled to vote at the special meeting?

A:
Only shareowners of record as of the close of business on                , 2006, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. On the record date,                        shares of our common stock, held by approximately            holders of record, were outstanding and entitled to be voted at the special meeting.

Q:
How many shares must be present or represented at the special meeting in order to conduct business?

A:
Holders of a majority of the shares of common stock entitled to vote must be present in person or represented by proxy before we may transact business at the special meeting. This is called a "quorum". Both abstentions and broker non-votes (which are discussed below) are counted for the purpose of determining the presence of a quorum.

Q:
What do I need to do now? How do I vote?

A:
We urge you to read this proxy statement, including its annexes, carefully, and to consider how the merger affects you. If you are a shareowner of record, then you can ensure that your shares are voted at the special meeting by completing, signing, dating and mailing each proxy card accompanying this proxy statement and returning it in the envelope provided.

  Please do NOT send in your stock certificates at this time.

  If your shares of our common stock are held in "street name" by your broker, be sure to give your broker instructions on how you want to vote your shares because your broker will not be able to vote on the merger proposal without instructions from you. See the question below "If my broker holds my shares in 'street name,' will my broker vote my shares for me?"

Q:
How are votes counted?

A:
For Proposal 1, the adoption of the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." An abstention will not count as a vote cast on Proposal 1 but will count for the purpose of determining whether a quorum is present. As a result, if you "ABSTAIN" it has the same effect as a vote "AGAINST" the adoption of the merger agreement.

  For Proposal 2, the approval of the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, you may vote "FOR," "AGAINST" or "ABSTAIN." An abstention will not count as a vote cast on Proposal 2 but will count for the purpose of determining whether a quorum is present. If you "ABSTAIN" from voting on Proposal 2, it will have no effect on the outcome of the vote.

  If you sign and return your proxy but do not indicate how you want to vote, your proxy will be voted "FOR" Proposal 1, adoption of the merger agreement, "FOR" Proposal 2, approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and, in accordance with the recommendation of our board, on any other matters properly brought before the special meeting for a vote.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Yes, but only if you provide specific instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Unless you follow the instructions, your shares will not be voted. If your broker does not vote your shares because you fail to provide voting instructions, the effect will be a vote against Proposal 1 because adoption of this Proposal requires the affirmative vote of a majority of the outstanding shares of our common stock. A broker non-vote will not count as a vote cast on Proposal 2 and will not affect the outcome of the vote.

Q:
May I vote in person?

A:
Yes. Shares held in your name as the shareowner of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the special meeting. Even if you plan to attend the special meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
What is the difference between holding shares as a shareowner of record and as a beneficial owner?

A:
Most of our shareowners hold their shares through a broker, trustee or other nominee (such as a bank) rather than directly in their own name. As summarized below, there are some distinctions between shares owned of record and those owned beneficially.

•
Shareowner of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be the shareowner of record with respect to those shares and these proxy materials are being sent directly to you. As the shareowner of record, you have the right to grant your proxy directly to us or to vote in person at the special meeting. We have enclosed a proxy card for you to use.

•
Beneficial Owner.    If your shares are held in a brokerage account, by a trustee or by another nominee (such as a bank), you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the special meeting.

  Since a beneficial owner is not the shareowner of record, you may not vote your shares in person at the special meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee to vote your shares.

Q:
May I attend the special meeting?

A:
You are entitled to attend the special meeting only if you were a shareowner as of the close of business on the record date or if you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are a shareowner of record or hold your shares through our employee stock purchase plans, your name will be verified against the list of shareowners of record or plan participants on the record date prior to your being admitted to the special meeting. If you are not a shareowner of record but hold shares in "street name" through a broker, trustee or other nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to            , 2006, a copy of the voting instruction card provided to you by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above, you will not be admitted to the special meeting.

  The meeting will begin promptly at 10:00 a.m. local time. Check-in will begin at 9:00 a.m., local time, and you should allow ample time for the check-in procedures.

Q:
When should I return my proxy card?

A:
You should return your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before the shares of our common stock reflected on your proxy card are voted at the special meeting. If your shares are registered in your name, you can do this in one of three ways:

•
first, you can deliver to our Secretary a written notice (dated later than the date of your proxy card) stating that you would like to revoke your proxy;

•
second, you can complete, execute and deliver to our Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the special meeting; or

•
third, you can attend the meeting and vote in person.

  Any written notice of revocation should be delivered to our Secretary at or before the taking of the vote at the special meeting. Revocation of your proxy without any further action will mean your shares will not be voted at the special meeting or counted toward satisfying the quorum requirements. Your attendance at the special meeting will not revoke your proxy unless you specifically request to vote at the special meeting.

  If you have instructed your broker to vote your shares, you must follow directions received from your broker to change your vote. You cannot vote shares held in "street name" by returning a proxy card directly to us or by voting in person at the special meeting, unless you obtain a legal proxy from your bank or broker.

Q:
Should I send in my stock certificate(s) now?

A:
No. After the merger is completed, you will receive written instructions, including a letter of transmittal, for exchanging your shares of our common stock for the merger consideration of $31.55 per share in cash, without interest and less any applicable withholding tax.

Q:
Who will bear the cost of the solicitation?

A:
The expense of soliciting proxies in the enclosed form will be borne by Serologicals. We have retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus reimbursement of out-of-pocket fees and expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Q:
What does it mean if I receive more than one proxy card?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareowner of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:
How can I obtain a separate set of voting materials?

A:
If you share an address with another shareowner, you may receive only one set of proxy materials, unless you have provided contrary instructions. However, each shareowner will receive his or her own proxy card. If you wish to receive a separate set of proxy materials, please call Georgeson Shareholder Communications, Inc. at (877) 278-4757, toll-free, to request a separate copy of these materials. You will be provided with a separate copy of the materials, free of charge, if you request them.

Q:
What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $31.55 per share in cash to be received by our shareowners in the merger. In order to receive the $31.55 per share, you must hold your shares through completion of the merger.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible, but we cannot predict the exact timing. We expect to complete the merger no later than two business days after obtaining shareowner approval, assuming that all other closing conditions contained in the merger agreement have been satisfied or waived at that time. See "Proposal 1—The Merger Agreement—Conditions to the Merger" on page 39.

Q:
When will I receive the cash consideration for my shares?

A:
After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration to be paid in the merger. When you properly complete and return the required documentation described in the written instructions, you will receive from the paying agent a payment of the cash consideration for your shares.

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A:
Yes. As a holder of our common stock, you are entitled to appraisal rights under the DGCL in connection with the merger if you meet certain conditions, which conditions are described in this proxy statement under the caption "Appraisal Rights" on page 51.

Q:
Who can help answer my other questions?

A:
If you have additional questions about the special meeting or the merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this proxy statement, you should contact our proxy solicitation agent, Georgeson Shareholder Communications, Inc. at (877) 278-4757 toll-free. If your broker holds your shares, you may also call your broker for additional information.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our company, the expected completion and timing of the merger and other information relating to the merger. Generally these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "should," "plan," "intend," "project" and similar expressions. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control. Those risks include, without limitation:

  •
  the satisfaction of the conditions to consummate the merger, including the adoption of the merger agreement by our shareowners;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a $41.5 million termination fee to Millipore;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  the effect of the announcement of the merger on our customer and vendor relationships, operating results and business generally, including our ability to retain key employees;

  •
  the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of a share of our common stock;

  •
  the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the merger agreement;

  •
  increases in operating costs resulting from the expenses related to the proposed merger;

  •
  our inability to retain and, if necessary, attract key employees, particularly in light of the proposed merger;

  •
  the risk that we may be subject to litigation in connection with the proposed merger;

  •
  risks related to diverting management's attention from ongoing business operations; and

  •
  other risks detailed in our current filings with the SEC, including "Item 1A. Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended January 1, 2006. See "Where You Can Find More Information" on page 59.

We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, we do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

THE SPECIAL MEETING OF SHAREOWNERS

        This proxy statement is furnished in connection with the solicitation of proxies in connection with a special meeting of our shareowners.

Date, Time and Place

        We will hold the special meeting at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York, 10036, on                , 2006, beginning at 10:00 a.m., local time.

Purpose of the Special Meeting

        At the special meeting, we will ask you to (1) adopt the merger agreement and (2) approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. In addition, you will be asked to transact any other business that is properly brought before the special meeting. We are not aware of any additional business that may come before the special meeting.

Recommendation of Our Board of Directors

        Our board of directors (1) approved and adopted the merger agreement and approved the merger and the transactions contemplated by the merger agreement and (2) determined that the merger is advisable and in the best interests of our shareowners. Accordingly, our board of directors recommends that you vote "FOR" adoption of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Record Date; Stock Entitled To Vote; Quorum

        Only holders of record of our common stock at the close of business on                , 2006, the record date, are entitled to notice of and to vote at the special meeting. On the record date,                        shares of our common stock were issued and outstanding and held by approximately                 holders of record. Each holder of record of our common stock will be entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement, the proposal to adjourn or postpone the special meeting, if necessary or appropriate, and any other business that may come before the special meeting.

        The holders of a majority of the outstanding shares of our common stock entitled to vote must be present, either in person or by proxy, to constitute a quorum at the special meeting. We will count abstentions, either in person or by proxy, and broker non-votes (discussed below) for the purpose of establishing a quorum. If a quorum is not present at the special meeting, the holders of a majority of the common stock represented at the special meeting may adjourn the meeting to solicit additional proxies. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

        If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. A broker non-vote will be a vote against Proposal 1 because approval of Proposal 1 requires the affirmative vote of all outstanding shares of our common stock. A broker non-vote will not count as a vote cast on Proposal 2 and will not affect the outcome of the vote.

Vote Required

        The adoption of the merger agreement requires the affirmative vote of the shares representing a majority of the outstanding shares entitled to vote on the merger agreement at the special meeting. If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will effectively count as a vote against the adoption of the merger agreement. The affirmative vote of a majority of the votes cast is required for approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Voting of Proxies

        To vote your shares, you should mark, sign, date and return the enclosed proxy in the enclosed postage-paid envelope. Voting your proxy does not limit your right to vote in person should you decide to attend the special meeting. If your shares are held in the name of a bank, broker or other nominee, you will be provided voting instructions from the nominee and, in order to vote at the special meeting, you must obtain a legal proxy, executed in your name, from the nominee.

        If you return your proxy card and it is completed, signed and dated, your shares will be voted at the special meeting in accordance with your instructions. If return your proxy card and it is unsigned, then your vote cannot be counted. If return your proxy card and it is signed and dated, but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement and the merger and in accordance with the recommendation of our board on any other matters properly brought before the special meeting for a vote.

        Shareowners who hold their shares of our common stock in "street name," meaning in the name of a bank, broker or other nominee who is the record holder, should follow the directions provided by their bank, broker or other nominee regarding how to instruct such entity to vote their shares.

        We do not expect that any matter other than the ones discussed in this proxy statement will be brought before the special meeting. If, however, any other matters are properly presented, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of our shareowners.

        DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF YOUR STOCK CERTIFICATES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

Revocability of Proxies

        If you hold your shares in your name, you have the unconditional right to revoke your proxy at any time prior to its exercise by employing any of the following three methods:

  •
  first, you can deliver to our Secretary, at our principal executive offices located at 5655 Spalding Drive, Norcross, Georgia 30092, a written notice (dated later than the date of your proxy card) stating that you would like to revoke your proxy;

  •
  second, you can complete, execute and deliver to our Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the special meeting; or

  •
  third, you can attend the special meeting and vote in person.

        Any written notice of revocation should be delivered to our Secretary at or before the taking of the vote at the special meeting. Revocation of your proxy, without any further action, will mean your shares will not be voted at the special meeting or counted towards satisfying the quorum requirements.

Your attendance at the special meeting will not revoke your proxy unless you specifically request to vote at the special meeting.

        If you have instructed your broker to vote your shares, you must follow directions received from your broker to change your vote. You cannot vote shares held in "street name" by returning a proxy card directly to us or by voting in person at the special meeting, unless you obtain a legal proxy from your bank or broker.

Solicitation of Proxies

        Serologicals is soliciting your proxy. In addition to the solicitation of proxies by use of the mail, officers and other employees of Serologicals may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. We will bear all costs of preparing, assembling, printing and mailing the notice of special meeting of shareowners, this proxy statement, the enclosed proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

        We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for the special meeting. Georgeson Shareholder Communications, Inc. will receive a base fee of $10,000 plus reimbursement of out-of-pocket fees and expenses.

Assistance

        Shareowners who have questions regarding the materials, need assistance voting their shares or require additional copies of the proxy statement or proxy card, should contact or call (toll-free):

    Georgeson Shareholder Communications, Inc.
    17 State Street
    New York, NY 10004
    (877) 278-4757

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under the DGCL, business transacted at the special meeting is limited to matters specifically designated in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by the persons named as proxies on the proxy card in accordance with the recommendation of our board.

        In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting. Any adjournment or postponement may be made without notice by an announcement made at the special meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of such adjournment or postponement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareowners who have already granted their proxies to revoke them at any time prior to their use.

THE PARTIES TO THE MERGER AGREEMENT

        Serologicals, a corporation organized under the laws of the State of Delaware, is a global leader in developing and commercializing consumable biological products, enabling technologies and services in support of biological research, drug discovery and the bioprocessing of life-enhancing products. Serologicals' customers include major life science companies and leading research institutions involved in key disciplines, such as neurology, oncology, hematology, immunology, cardiology, proteomics, infectious diseases, cell signaling and stem cell research. In addition, Serologicals is the world's leading provider of monoclonal antibodies for the blood typing industry. Serologicals was founded in 1971 and incorporated under the laws of the State of Delaware in 1994. Serologicals' principal executive offices are located at 5655 Spalding Drive, Norcross, Georgia 30092, and its telephone number at that address is (678) 728-2000.

        Millipore, a corporation organized under the laws of the Commonwealth of Massachusetts, is a leading global provider of products and services that improve productivity in biopharmaceutical manufacturing and in clinical, analytical and research laboratories. Millipore is organized into two operating divisions. Millipore's Bioprocess division helps its customers to optimize their manufacturing productivity, to ensure quality, and to scale up the production of therapeutic drugs, including difficult-to-manufacture biologics. Millipore assists drug production during both pre-clinical development and manufacturing scale-up after drug approval. Millipore's Bioscience division helps to optimize laboratory productivity and workflows. Millipore offer a broad range of high-performance products and services based on membrane, chromatographic and other enabling technologies. Millipore Corporation was incorporated in 1954. Millipore's corporate headquarters are located at 290 Concord Road, Billerica, Massachusetts 01821, and its telephone number at that address is (978) 715-4321.

        Charleston Acquisition Corp., a corporation organized under the laws of the State of Delaware, is a direct wholly owned subsidiary of Millipore, formed solely for the purpose of facilitating the merger.

THE MERGER

Background of the Merger

        Our board of directors periodically reviews and assesses various strategic alternatives available to us. In each of fiscal years 2004 and 2005, our financial advisor, JPMorgan, participated in the review and assessment process. In February 2004, representatives of JPMorgan made a presentation to our board regarding various strategic alternatives available to us. The presentation assisted our board in evaluating our position in the market and the feasibility of remaining an independent company and continuing our acquisition strategy. The presentation also assisted our board in evaluating the feasibility and advantages of a business combination transaction between us and another participant in our industry or a complementary industry. During the course of the February 2004 presentation, our board evaluated our ability to maximize shareowner value through the integration of existing acquisitions, the ability to consummate additional "add-on" acquisitions, the possibility of consummating a "merger-of-equals" transaction with another participant in our industry or a complementary industry and a sale transaction. Our board concluded following the February 2004 presentation that we should attempt to remain an independent company and to continue to grow by, principally, consummating strategic and "add-on" acquisitions.

        During the course of 2004 and 2005, our management engaged in various discussions with a number of larger competitors within our markets, exploring avenues of potential collaboration intended to strengthen the market presence of our portfolio. Management kept members of our board apprised of the status of these discussions. We also, during this period, continued to acquire other companies in our industry, including, most significantly, our acquisition of Upstate Group, Inc. in late 2004.

        Following the appointment, on January 1, 2005, of Dr. Martin D. Madaus as President and Chief Executive Officer of Millipore, an introductory meeting was arranged on February 16, 2005 with Mr. David A. Dodd, our President and Chief Executive Officer. At that meeting, which was also attended by Mr. Charles Wagner, Corporate Vice President, Strategy and Corporate Development for Millipore, and Mr. Harold W. Ingalls, our Vice President, Finance and Chief Financial Officer, the parties discussed their respective businesses. During the fall of 2005, Mr. Ingalls had a conversation with Mr. Wagner regarding the possibility that the two companies might work together in some fashion.

        In November 2005, representatives of JPMorgan made another presentation to our board regarding strategic alternatives. JPMorgan outlined a number of strategic alternatives for our board, including maintenance of the status quo, attempting to make additional "add-on" acquisitions, seeking a merger of equals and engaging in a sale transaction. Our board evaluated the alternatives suggested by JPMorgan and concluded that we should continue with our strategy to grow by, principally, consummating strategic and "add-on" acquisitions. Our board expressed no interest in exploring a potential merger or sale at that time.

        On January 17, 2006, Mr. Ingalls received a call from Mr. Wagner during which Mr. Wagner stated that Millipore had been conducting due diligence regarding us using publicly available materials. He advised Mr. Ingalls that he intended to send him a list of questions regarding the operations of our bioprocessing segment. Mr. Ingalls requested that Millipore enter into a confidentiality agreement with us, which Millipore did on January 20, 2006. On January 30, 2006, Mr. Ingalls and Mr. David Bellitt, the President of Celliance Corporation, our operating company in the bioprocessing segment, met with Mr. Wagner and Mr. John Sweeney, Director, Strategy and Corporate Development for Millipore, to discuss certain of our non-public information. During the meeting, Mr. Ingalls advised Messrs. Wagner and Sweeney that we were not looking to pursue a sale and were not involved in any kind of sale process.

        In January and February, 2006, Mr. Dodd and Dr. Madaus conducted several telephone conferences, during which Dr. Madaus expressed interest in acquiring us and discussed with Mr. Dodd the strategic fit between the two companies. Mr. Dodd advised Dr. Madaus that we were not looking to pursue a sale and that he did not anticipate that our board would react favorably to a proposal with respect to a business combination transaction.

        On March 2, 2006, Mr. Dodd met with Dr. Madaus, at Dr. Madaus' request. During the meeting, Dr. Madaus made a presentation to Mr. Dodd regarding the strategic advantages of a business combination transaction with us. During March 2006, Dr. Madaus and Mr. Dodd continued to discuss, by telephone, the possible acquisition by Millipore of Serologicals and the potential terms and benefits of such a transaction.

        During the fall of 2005, in February 2006 and March 2006, the Millipore board of directors discussed the possibility of acquiring us with Dr. Madaus, members of Millipore management and Millipore's financial and legal advisors. The Millipore board authorized Dr. Madaus to continue to pursue discussions with our representatives and to continue Millipore's due diligence investigation.

        On March 13, 2006, Dr. Madaus telephoned Mr. Dodd to inform him that Millipore intended to send to Mr. Dodd a letter setting forth Millipore's proposal to acquire all of our issued and outstanding capital stock for cash. Dr. Madaus discussed with Mr. Dodd certain proposed terms of the potential acquisition, including the per share consideration that Millipore was prepared to pay. Mr. Dodd advised Dr. Madaus that he appreciated Millipore's interest and that he would communicate to our board that he had received the proposal from Millipore.

        On March 14, 2006, Mr. Dodd received a letter from Dr. Madaus setting forth Millipore's proposal to acquire all of our issued and outstanding capital stock, on a fully diluted basis, for $30.00 per share in cash. The letter indicated that Millipore needed to conduct additional due diligence but that any final offer would not be subject to any financing contingency. The letter also asked that we work exclusively with Millipore for 30 days.

        On March 14, 2006, our board met to review the letter. Representatives of our legal counsel, King & Spalding, and JPMorgan participated by telephone in the meeting. The JPMorgan representatives advised our board regarding factors it should consider when evaluating and deciding how to respond to the proposal. Our board discussed the letter at length and noted with approval the lack of a financing condition. As a result of its consideration of the letter, our board reached a consensus on the following matters:

  •
  the involvement of our senior management in the due diligence process proposed by Millipore, and the expense of the process, would create a risk that we would not achieve our operational objectives;

  •
  the price proposed by Millipore did not warrant the risk to achievement of our operational objectives posed by the time and expense of a lengthy due diligence and negotiation process;

  •
  nevertheless, senior management should continue discussions with Millipore if management concluded that such discussions would cause Millipore to increase its proposed price; and

  •
  an ad hoc committee of our board consisting of Messrs. Clanin, Moufflet and Fetzer would provide advice and oversight to senior management regarding the formulation of a response to Millipore and any ensuing negotiations with Millipore.

        Following the March 14, 2006 meeting, Mr. Dodd, with the concurrence of the ad hoc committee of our board, decided that we would allow Millipore to conduct due diligence for approximately two weeks and that following the conclusion of the two-week period Mr. Dodd would request that Dr. Madaus reconsider the valuation.

        On March 14 and March 23, 2006, we announced the signing of definitive agreements for the acquisition of Cytomyx Ltd., a leading provider of ion channel cell lines and drug discovery services, and LINCO, a life sciences company focused on supplying research assays and test kits for the Luminex-based multiplexing platform and other immunoassays.

        During the weeks of March 20th and March 27th, Millipore management and its advisors conducted due diligence, including attending management presentations in Atlanta during the week of March 27th. Also, Mr. Dodd and Dr. Madaus continued to discuss the terms of the potential transaction, including valuation.

        On April 3, 2006, Dr. Madaus, representatives of Millipore management and its financial and legal advisors provided an update to the Millipore board on the discussions with us concerning the terms of a potential acquisition and the progress of Millipore's diligence review. The Millipore board authorized Dr. Madaus to continue to pursue an acquisition of us.

        On April 4, 2006, Dr. Madaus provided another letter to Mr. Dodd confirming the $30.00 price, indicating that additional due diligence was necessary, and providing a draft merger agreement. Mr. Dodd, the ad hoc committee, our senior management, and our advisors reviewed the April 4th letter. Following that review Mr. Dodd and Dr. Madaus had further discussions, during which Mr. Dodd advised Dr. Madaus that, while he would submit the confirmatory letter to our board for its consideration, he and our board were not prepared to support the proposal at that price. He further advised Dr. Madaus that Millipore should make its best offer if it desired to proceed. Later that day, Dr. Madaus called Mr. Dodd and advised him that, based in part on the additional value created by our recently announced acquisitions of Cytomyx and LINCO, Millipore was prepared to increase the price in its proposal to $32.00, if Mr. Dodd could offer him assurances that our board would accept the proposal. Mr. Dodd gave Dr. Madaus the assurance he sought and agreed that Dr. Madaus could supply a revised letter setting forth the increased price at a later date.

        The April 4 letter indicated that the offer was subject to confirmatory due diligence, the offer would remain open until the close of business on April 7, 2006, and Millipore expected to sign and announce the transaction before or in conjunction with our earnings announcement planned for April 26, 2006 and again asked that we work exclusively with Millipore through April 30, 2006.

        On April 5, 2006, our board met in person to review the status of the transaction and the April 4, 2006 letter. All board members were present in person or by phone, except for Mr. Fetzer who was traveling in Asia. Representatives of King & Spalding and JPMorgan also attended the meeting. Our management provided our board with an update regarding the process and the status of the due diligence, including a summary of the conversations between Mr. Dodd and Dr. Madaus. At this meeting, King & Spalding reviewed with the board its fiduciary duties with respect to the proposed transaction and also advised each board member to disclose and discuss any relationships he may have with us or Millipore that may bring into question his independence. Our board discussed our change of control severance policy and the fact that our outstanding options, restricted stock, restricted stock units, deferred stock units and performance share units would fully vest upon consummation of the merger. JPMorgan reviewed with our board the proposed purchase price and provided advice comparing such price to our recent market price and historic average price and with respect to various valuation methodologies. Finally, King & Spalding reviewed certain of the provisions in the draft merger agreement, a copy of which had been previously provided to our board. Our board concluded the meeting by approving the merger at the price of $32.00 per share, subject to finalizing the merger agreement on terms acceptable to the ad hoc committee and our board. Furthermore, our board agreed to the exclusivity through April 30, 2006.

        During the weeks of April 10th and April 17th, representatives of Millipore and its advisors continued due diligence. In addition, we negotiated the terms of the merger agreement with Millipore during this period of time. On April 12, 2006 and April 19, 2006, our management, King & Spalding and JPMorgan reviewed with the ad hoc committee the status of the negotiations and due diligence. Also during the April 12, 2006 call, King & Spalding reviewed in detail with the ad hoc committee the terms and conditions of the merger agreement.

        On April 21, 2006, our board met by telephone conference call. During the meeting, management updated our board on the status of the transaction and King & Spalding reviewed with the full board the terms of the merger agreement. Following the meeting, Mr. Dodd called Dr. Madaus to advise him of the status of our Board's consideration of the proposed transaction. During this call, Dr. Madaus advised Mr. Dodd that Millipore's due diligence team had developed some operational concerns as a result of their due diligence efforts. Dr. Madaus stated that he believed that the concerns required that we demonstrate "price flexibility." Dr. Madaus did not specify during his conversations with Mr. Dodd what he meant by his request for "price flexibility." Mr. Dodd indicated that he was unwilling to proceed with the transaction at a reduced price. Mr. Dodd and Dr. Madaus advised their respective advisors to halt work on the transaction.

        On April 22, 2006, the ad hoc committee, together with our management, King & Spalding and JPMorgan, reviewed the developments of April 21. Mr. Dodd reviewed his discussions with Dr. Madaus. The ad hoc committee determined that Mr. Dodd should attempt to revive the transaction with Millipore.

        Mr. Dodd contacted Dr. Madaus and negotiated regarding a reduction of the proposed purchase price. The negotiations ended with Mr. Dodd and Dr. Madaus agreeing, subject to approval of their respective boards, to reduce the purchase price by $0.45 per share to $31.55.

        On April 24, 2006, the Millipore board met to review the status of the transaction. Dr. Madaus, representatives of Millipore management and its financial and legal advisors described the status of the negotiations, summarized the due diligence review and outlined the terms of the merger agreement and the financing commitment from UBS. The Millipore board unanimously approved the merger agreement and the transactions contemplated by that agreement.

        On April 24, 2006, our board met in person to review the status of the transaction. At that meeting, King & Spalding again reviewed the fiduciary duties of the board in the transaction and asked each of the board members to confirm their independence with respect to the transaction and Millipore. In addition, the board reviewed our change in control policy and the payments that would be made to each of the members of our management with respect to the closing of the transaction. JPMorgan reviewed its analysis of the merger consideration and stated that it was prepared to deliver its opinion that the consideration to be received by the holders of our common stock in the proposed merger was fair to our shareowners from a financial point of view. During the course of JPMorgan's presentation, representatives of JPMorgan responded to questions from members of our board confirming or clarifying their understanding of the analyses performed by JPMorgan as described under "The Merger—Opinion of JPMorgan" on page 22. The meeting was adjourned at approximately 10:30 a.m. to be reconvened later in the day upon completion of the merger agreement and related disclosure schedules and confirmation that Millipore had obtained necessary financing.

        During the course of that day and night, our management, King & Spalding, Millipore management, and Cravath, Swaine & Moore LLP, counsel to Millipore, finalized the merger agreement and related disclosure schedules. During the evening of April 24, 2006, Millipore finalized its financing commitment from UBS and delivered a copy of that commitment to us. At approximately 10:30 p.m., our board reconvened by telephone conference call to continue its April 24th meeting and to receive a written opinion from JPMorgan regarding the fairness from a financial point of view of the consideration to be received by the holders of our common stock in the proposed merger. JPMorgan issued such opinion. Our board then approved the merger agreement and the transactions contemplated by the merger agreement, determined that the merger is advisable, fair and in the best interests of our shareowners and resolved to recommend that our shareowners vote to adopt the merger agreement. The approval was unanimous among those members of our board who participated in the conference call. Mr. Fetzer was unable, however, to participate in this call.

        Prior to the opening of U.S. financial markets on April 25, 2006, we and Millipore executed the merger agreement and announced the execution of the merger agreement.

Reasons for the Merger

        In reaching its determination that the merger is advisable and in the best interests of our shareowners, our board of directors consulted with senior management and legal and financial counsel. The following describes material reasons, factors and information taken into account by our board of directors in deciding to approve the merger agreement and the transactions contemplated thereby and to recommend that our shareowners adopt the merger agreement:

  •
  Merger Consideration Premium.    The $31.55 per share merger consideration represents a significant premium to the recent closing trading price of our common stock. The $31.55 per share merger consideration represents a premium of approximately 35.3% to the closing price of our common stock on April 24, 2006, the last full trading day before the announcement of execution of the merger agreement, and a premium of approximately 43% to the average daily closing price of our common stock over the 12 month trading day period ended April 23, 2006.

  •
  Terms of the Merger Agreement.    Our board of directors' consideration of the financial and other terms and conditions of the merger agreement, by themselves and in comparison to the terms of agreements in other similar transactions, including:

  •
  the structure of the merger as an all cash transaction which will allow our shareowners to immediately realize fair value and liquidity for their investment and which will provide them with certainty of value for their shares;

    •
    the right of our board of directors under certain circumstances, in connection with the discharge of its fiduciary duties to our shareowners, to consider unsolicited acquisition proposals and to furnish information to and conduct negotiations with third parties that make an unsolicited takeover proposal prior to obtaining shareowner approval;

    •
    the ability of our board of directors to change its recommendation with respect to the merger and to terminate the merger agreement upon the payment of a termination fee of $41.5 million to Millipore should we receive an unsolicited proposal that our board of directors determines to be a superior offer and concurrently to enter into a definitive acquisition agreement for a superior proposal;

    •
    the board of directors' understanding, after consultation with financial and legal counsel, that our obligation to pay the $41.5 million termination fee (and the circumstances when such fee is payable) is reasonable and customary in light of the benefits of the merger, commercial practice and transactions of this size and nature;

    •
    Millipore's obligation to complete the merger is not subject to any financing contingencies and Millipore has obtained a financing commitment; and

    •
    the likelihood of satisfying the other conditions to Millipore's obligations to complete the merger, including the likelihood of obtaining the necessary regulatory approvals and the likelihood that the merger will be completed.

  •
  Opinion of JPMorgan.    The financial analyses reviewed by JPMorgan at the meeting of the board on April 24, 2006, including its opinion (based upon and subject to the matters stated therein) as to the fairness, from a financial point of view, of the consideration to be received by our shareowners in the merger. See "The Merger—Opinion of JPMorgan" on page 22.

  •
  Challenges faced by us as an independent company.    The board of directors' view that the merger was more favorable to shareowners than any other alternative reasonably available to us and our shareowners, including continuing to operate the business as a stand-alone, independent company (including an evaluation by the board of directors of the updated ten year projections prepared by management) in light of the risks involved in implementing our business plan. The board of directors believes that a sale to Millipore is more favorable to our shareowners than remaining independent based on the potential value of such alternative and the assessment of our board of directors of the risks associated with remaining independent. In assessing the potential value of remaining independent, the board considered and discussed, among other things, our financial condition, results of operations, management, competitive position, business and prospects and current economic, industry and market conditions in our industry. Our board of directors was aware that the upper end of the fully diluted implied per share reference range for our common stock under one of the valuation methodologies used by JPMorgan was slightly in excess of the merger consideration but did not consider that significant in light of the fact that the agreed upon price per share was at the high end of the range and was higher than all other comparable valuation measures used by JPMorgan in advising our board of directors and reaching its opinion as to the fairness, from a financial point of view, of the consideration to be received by our shareowners in the merger. For a more detailed description of JPMorgan's analysis and calculations, please see the section captioned "The Merger—Opinion of JPMorgan" on page 22.

        Our board of directors also identified and considered a variety of risks and other potentially negative factors relating to the merger in its deliberations, including the following:

  Failure to Close

        The risks and costs to us if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on customer and vendor relationships.

  Becoming a Wholly Owned Subsidiary

        The fact that we will no longer exist as an independent, publicly traded company and our shareowners will no longer participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

  Taxation

        The fact that gains realized from an all-cash transaction would generally be taxable to our shareowners for U.S. federal income tax purposes.

  Disruptions

        The impact of the announcement and pendency of the merger, including the impact of the merger on our employees and customers and on our relationships with other third parties and the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to negotiate and close the merger with Millipore, which could impair our prospects as an independent company if the merger is not consummated.

  Operating Restrictions

        The fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

  Regulatory

        The possibility of significant costs, delays and non-consummation of the merger if the regulatory approvals necessary for the consummation of the merger are not obtained promptly.

  No Solicitation; Termination Fee

        The fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Millipore a termination fee of $41.5 million if the merger agreement is terminated under certain circumstances, which, in addition to being costly, might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareowners than the merger.

  Officers and Directors

        The interests of our executive officers and directors in the merger that may be different from, or in addition to, the interests of our shareowners generally. See "Interests of Our Directors and Executive Officers in the Merger" on page 27.

        The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. After considering these factors, our board of directors concluded that the positive factors relating to the merger agreement outweighed the negative factors. In view of the wide variety of factors considered by our board of directors, the board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual directors may have assigned different weights to various factors. Our board of directors approved and recommends the merger agreement based upon the totality of the information presented to and considered by it.

Recommendation of Our Board of Directors

        On April 24, 2006, after evaluating a variety of business, financial and market factors and consulting with our legal and financial advisors, and after due discussion and due consideration, our board of directors determined that the merger with Millipore is advisable and in the best interests of our shareowners and approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS OF SEROLOGICALS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

Opinion of JPMorgan

        Pursuant to an engagement letter dated March 30, 2006, we retained JPMorgan as our exclusive financial advisor in connection with the proposed merger and to deliver a fairness opinion in connection with the proposed merger.

        At the meeting of our board on April 24, 2006, JPMorgan rendered its oral opinion to our board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to our shareowners in the proposed merger was fair, from a financial point of view, to such shareowners. When the board reconvened at approximately 10:30 p.m. on April 24, 2006, JPMorgan confirmed its oral opinion by delivering its written opinion to the board, dated April 24, 2006, that, as of such date, the consideration to be paid to our shareowners in the proposed merger was fair, from a financial point of view, to such shareowners. No limitations were imposed by our board upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinions.

        The full text of the written opinion of JPMorgan dated April 24, 2006, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. This summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. We urge our shareowners to read the opinion in its entirety. JPMorgan's written opinion is directed to our board, addresses only the consideration to be paid in the merger, which was determined in negotiations between us and Millipore, and does not address any other aspect of the merger, including the availability of the proposed financing for the transaction. JPMorgan's opinion does not constitute a recommendation to any of our shareowners as to how such shareowners should vote at the special meeting.

        In connection with rendering its opinion, JPMorgan:

  •
  reviewed a draft dated April 22, 2006 of the merger agreement;

  •
  reviewed certain publicly available business and financial information concerning us and the industries in which we operate;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

  •
  compared our financial and operating performance with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses, forecasts and projections prepared by our management relating to our business;

  •
  held discussions with certain members of our management with respect to certain aspects of the merger, and our past and current business operations, our financial condition and future prospects and operations, and certain other matters JPMorgan believed necessary or appropriate to its inquiry; and

  •
  performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

        In arriving at its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by us or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct, and was not provided with, any valuation or appraisal of any assets or liabilities. JPMorgan did not evaluate our solvency under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, JPMorgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to the expected future results of operations and financial condition to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and that the merger agreement does not differ in any material respect from the draft merger agreement provided to JPMorgan. JPMorgan is not a legal, regulatory or tax expert and it relied, without independent verification, as to all such matters relevant to the rendering of its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on us.

        JPMorgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, April 24, 2006. Subsequent developments could affect JPMorgan's opinion, and JPMorgan does not have any obligation to update, revise, or reaffirm such opinion. JPMorgan's opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to our common shareowners in the proposed merger, and JPMorgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of our securities, our creditors or other constituencies or our underlying decision to engage in the merger.

        In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion.

  Public Trading Multiples

        Using publicly available information, JPMorgan compared our selected financial data with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be analogous to our business. The companies selected by JPMorgan were other life sciences tools companies, in both the instruments and consumables sectors:

  •
  Affymetrix
  •
  Applied Biosystems
  •
  Beckman Coulter
  •
  Becton Dickinson
  •
  Bio-Rad
  •
  Charles River Labs
  •
  Fisher-Scientific
  •
  Invitrogen
  •
  Mettler Toledo
  •
  Millipore
  •
  PerkinElmer
  •
  Qiagen
  •
  Sigma-Aldrich
  •
  Strategene
  •
  Techne
  •
  Thermo Electron
  •
  Varian

These companies were selected, among other reasons, due to comparable business models and products, overlapping end markets and customers served, growth and profitability characteristics. For each comparable company JPMorgan used estimates of calendar year 2006 results published in publicly available equity analyst research reports. JPMorgan then applied a range of selected multiples of estimated 2006 revenues and earnings before interest, taxes, depreciation, and amortization, commonly referred to as "EBITDA," based on the comparable companies to our corresponding financial data in order to derive a fully diluted implied per share reference range for our common stock. This analysis indicated an approximate fully diluted implied per share reference range for our common stock of $22.50 to $27.00 based on our management's estimated results for 2006.

  Selected Transaction Analysis

        Using publicly available information, JPMorgan reviewed the following merger and acquisition transactions involving companies in the life science tools industry (listed as acquirer/target):

  •
  Applied Biosytems/Ambion
  •
  Invitrogen/BioSource
  •
  Serologicals/Upstate Group
  •
  Invitrogen/Molecular Probes

JPMorgan calculated a range of multiples of firm value to the latest 12 month revenues and latest 12 month EBITDA implied in these transactions. JPMorgan then applied a range of selected multiples from the selected transactions to corresponding data of us in order to derive a fully diluted implied per share reference range for our common stock. This analysis indicated an approximate fully diluted implied per share reference range for our common stock of $23.00 to $29.50.

  Discounted Cash Flow Analysis

        JPMorgan conducted a discounted cash flow analysis for the purpose of determining a fully diluted implied per share reference range for our common stock. Based upon financial projections prepared by our management, as well as an alternative case, JPMorgan calculated the unlevered free cash flows that we are expected to generate during fiscal years 2006 through 2012 and extrapolated management projections, adjusted by JPMorgan to reflect more moderate growth in revenues and lower operating margins, and calculated the unlevered free cash flows that we are expected to generate during fiscal years 2013 through 2016. JPMorgan also calculated a range of our terminal asset values at the end of the fiscal year ending 2016 by applying a perpetual growth rate ranging from 3.0% to 4.0% of our unlevered free cash flow at the end of the projection period. The unlevered free cash flows and the range of our terminal asset values were then discounted to present values using a range of discount rates from 11.0% to 13.0%, which were chosen by JPMorgan based upon an analysis of our weighted average cost of capital. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for our estimated excess cash, option exercise proceeds and total debt for the fiscal year ended on December 31, 2005, our recent acquisitions of LINCO and Cytomyx, and the then pending revolving credit facility. This analysis indicated an approximate fully diluted implied per share reference range for our common stock of $23.50 to $32.00.

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to us, and none of the selected transactions reviewed is identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan's analysis, may be considered similar to ours. The transactions selected were similarly chosen because their participants, the industry they operate in and other factors, for purposes of JPMorgan's analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to us and the transactions compared to the merger.

        As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise us with respect to the merger and to deliver an opinion to our board with respect to the merger on the basis of such experience and its familiarity with us.

        JPMorgan is entitled to a customary fee in connection with this transaction, a portion of which was paid in connection with the delivery of its fairness opinion and the remainder of which will be paid if the merger is consummated. In addition, we have agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan for certain liabilities, including liabilities arising under the federal securities laws.

        JPMorgan and its affiliates have in the past performed other investment banking and commercial banking services for us and Millipore for customary compensation. Specifically, such services for us have included acting as our financial advisor in connection with, and arranging and providing debt financing to us for, our acquisition of Upstate Group, Inc. in September 2004 and acting as bookrunner of our public offering of our common stock in December 2004. In addition, JPMorgan and its affiliates have recently acted as arranger and bookrunner of a credit facility to finance our acquisition of Linco Research, Incorporated and LINCO Diagnostic Services, Inc. JPMorgan's services for Millipore include acting as joint lead arranger and joint lead book manager of its credit facility arranged in December 2005. JPMorgan's commercial bank affiliate is agent bank and a lender under our credit facility and a lender under Millipore's credit facility. JPMorgan and its affiliates, in the ordinary course of their businesses, may actively trade our debt and equity securities or those of Millipore for their own accounts or for the accounts of their customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Effects of the Merger

        If the merger agreement is adopted by our shareowners and the other conditions to the closing of the merger are either satisfied or waived, Charleston Acquisition Corp., a wholly owned subsidiary of Millipore created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will be merged with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of Millipore.

        When the merger is completed, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by us, Millipore or Charleston Acquisition Corp. and other than shares owned by shareowners seeking appraisal rights) will be converted into the right to receive $31.55 in cash, without interest, subject to any applicable withholding tax. All outstanding shares of restricted common stock and all outstanding deferred stock units and restricted stock units will also be converted into the right to receive $31.55 per share in cash, without interest and less any applicable withholding tax. Each outstanding option to purchase shares of our common stock, whether or not then exercisable, will be cancelled and converted into the right to receive a cash payment equal to the excess (if any) of the $31.55 per share to be paid by Millipore in the merger over the exercise price per share of the option, multiplied by the number of shares subject to the option, without interest and less any applicable withholding tax. Each outstanding performance share unit will be converted into the right to receive cash, without interest and less any applicable withholding tax, equal to (1) a number of shares of our common stock determined by multiplying the number of shares of our common stock subject to such performance share unit as of the effective time of the merger by a fraction, the numerator of which is the sum of 365 and the number of days that have elapsed during the applicable performance cycle prior to the effective time and the denominator of which is the total number of days in the applicable performance cycle multiplied by (2) $31.55 per share, subject to the limitation that the number of shares of our common stock determined pursuant to the formula cannot exceed 100% of the target number of shares. Accordingly, as a result of such formula, all performance share units will vest at the target level. Such amount of cash will be paid to the holders of the performance share units without interest and less any applicable withholding tax.

        At the effective time of the merger, our shareowners will have the right to receive the merger consideration but will cease to have ownership interests in us or rights as our shareowners. Therefore, our shareowners will not participate in our future earnings or growth and will not benefit from any appreciation in our value.

        Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is quoted on the Nasdaq Global Market under the symbol "SERO." As a result of the merger, we will be a wholly owned subsidiary of Millipore, our common stock will cease to be quoted on the Nasdaq Global Market and there will be no public market for our common stock. In addition, registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC.

        When the merger becomes effective, the directors of Charleston Acquisition Corp. will be the directors of the surviving corporation and our officers will be initial officers of the surviving corporation. Also at the effective time of the merger, our amended and restated certificate of incorporation will be amended as set forth in the merger agreement, and as so amended, will become our certificate of incorporation following the consummation of the merger until such time as it is amended in accordance with applicable law. The bylaws of Charleston Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be become our bylaws following the consummation of the merger until such time as they are amended in accordance with applicable law.

Effects on Us if the Merger is Not Completed

        In the event that the merger agreement is not adopted by our shareowners or if the merger is not completed for any other reason, our shareowners will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be quoted on the Nasdaq Global Market. In addition, if the merger is not completed, we expect that management will operate our business in a manner similar to that in which it is being operated today and that our shareowners will continue to be subject to the same risks and opportunities to which they are currently subject.

        Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. In the event the merger is not completed, our board will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareowner value. If the merger agreement is not adopted by our shareowners or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operation will not be adversely impacted.

        If the merger agreement is terminated, under certain circumstances, we will be obligated to pay a termination fee of $41.5 million to Millipore. For a description of the circumstances triggering payment of the termination fee, see "Proposal 1—The Merger Agreement—Termination Fee" on page 42.

Interests of Our Directors and Executive Officers in the Merger

        In addition to their interests in the merger as shareowners, certain of our directors and executive officers have interests in the merger that differ from, or are in addition to, your interests as a shareowner. In considering the recommendation of our board of directors to vote "FOR" the adoption of the merger agreement, you should be aware of these interests. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement, the merger and the transactions contemplated by the merger agreement. Except as described below such persons have, to our knowledge, no material interest in the merger that differs from your interests generally.

  Stock Options

        The merger agreement provides that all options to purchase our common stock that were granted under our various equity compensation plans and that are outstanding at the effective time of the merger, whether or not then exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the product of the number of shares of our common stock subject to the option and the amount (if any) by which $31.55, the merger consideration, exceeds the per share exercise price of the option, without interest and less any applicable withholding tax.

        Based on the number and exercise prices of vested and unvested options held on                            , 2006 by our executive officers and directors, as set forth in the following table, our executive officers and directors will receive the following amounts (before any applicable withholding tax) in settlement of their respective options if the merger is completed:

			Options That Will Vest as a Result of The Merger		Totals
	Vested Options
Name					Total Shares	Total Payment
	Shares	Payment	Shares	Payment
		(net of per share exercise price)		(net of per share exercise price)		(net of per share exercise price)
Non-Employee Directors:
Ralph E. Christoffersen, Ph.D.	37,918	$410,505	—	—	37,918	$410,505
Robert J. Clanin	28,137	362,647	—	—	28,137	362,647
Ronald G. Gelbman	30,000	428,500	—	—	30,000	428,500
Gerard M. Moufflet	40,000	462,000	—	—	40,000	462,000
Desmond H. O'Connell, Jr.	95,466	1,330,098	—	—	95,466	1,330,098
Aaron J. Shatkin, Ph.D.	15,836	152,373	—	—	15,836	152,373
George M. Shaw, M.D., Ph.D.	72,500	1,087,863	—	—	72,500	1,087,863
Lawrence E. Tilton	50,000	661,300	—	—	50,000	661,300
Executive Officers:
David L. Bellitt	20,536	337,886	37,609	511,347	58,145	849,233
Robert P. Collins	26,597	423,482	25,542	327,275	52,139	750,757
David A. Dodd	77,268	1,179,780	91,804	1,107,641	169,072	2,287,422
Dennis W. Harris, Ph.D.	24,000	757,200	24,000	757,200	48,000	1,514,400
Harold W. Ingalls	75,101	1,109,356	45,906	559,345	121,007	1,668,701
James J. Kramer, Ph.D.	40,572	611,187	30,718	396,620	71,290	1,007,806
Jeffrey D. Linton	50,204	669,129	36,365	437,237	86,569	1,106,366
Samuel R. Schwartz	27,454	390,783	14,863	188,433	42,317	579,216
Philip A. Theodore	25,000	323,750	25,000	322,750	50,000	647,500
M. Dwain Wilcox	44,839	586,183	24,020	311,812	68,859	897,995

Total	781,428	$11,284,021	355,827	$4,920,661	1,137,255	$16,204,682

  Restricted Stock Units, Deferred Stock Units and Performance Share Units

        All outstanding restricted stock units granted to our executive officers and directors under our equity compensation plans will become immediately vested and will be converted into the right to receive $31.55 per share in cash without interest and less any applicable withholding tax. All outstanding deferred stock units granted to our executive officers and directors under our equity compensation plans will become immediately payable upon the consummation of the merger, notwithstanding any deferral election made by an executive officer or director with the respect to the deferred stock units. All such deferred stock units will be converted into the right to receive $31.55 per share in cash, without interest and less any applicable withholding tax. Each outstanding performance share unit will be converted into the right to receive $31.55 per share in cash multiplied by the target number of shares subject to such performance share unit. As of                 , 2006, the following executive officers and directors held the following number of restricted stock units, deferred stock units and performance share units, the vesting or payment of which will accelerate in connection with the merger, and each individual listed below will receive the following amounts (before any applicable withholding tax) in settlement of their respective restricted stock units, deferred stock units and performance share units if the merger is completed:

			Performance Share Units		Restricted Stock Units
	Deferred Stock Units						Totals
Name
	Shares	Payment	Shares	Payment	Shares	Payment	Shares	Payment
Non-Employee Directors:
Ralph E. Christoffersen, Ph.D.	5,971	$188,385	—	—	—	—	5,971	$188,385
Robert J. Clanin	5,634	177,753	—	—	—	—	5,634	177,753
Ronald G. Gelbman	1,229	38,775	—	—	—	—	1,229	38,775
Gerard M. Moufflet	—	—	—	—	—	—	—	—
Desmond H. O'Connell, Jr.	15,807	498,711	—	—	—	—	15,807	498,711
Aaron J. Shatkin, Ph.D.	2,278	71,871	—	—	—	—	2,278	71,871
George M. Shaw, M.D., Ph.D.	—	—	—	—	—	—	—	—
Lawrence E. Tilton	10,303	325,060	—	—	—	—	10,303	325,060
Executive Officers:
David A. Dodd	15,686	494,886	12,327	$388,909	5,672	$178,952	33,685	1,062,747
David L. Bellitt	—	—	5,682	179,277	—	—	5,682	179,277
Harold W. Ingalls	7,536	237,770	5,926	186,952	1,136	35,852	14,598	460,574
Jeffrey D. Linton	5,221	164,729	4,962	156,561	1,791	56,506	11,975	377,796
Philip A. Theodore	6,824	215,309	3,923	123,775	—	—	10,748	339,084
Robert P. Collins	4,722	148,980	2,561	80,798	1,422	44,864	8,705	274,643
Dennis W. Harris, Ph.D.	6,014	189,757	3,699	116,703	—	—	9,713	306,460
James J. Kramer, Ph.D.	3,546	111,863	2,545	80,282	—	—	6,090	192,145
Samuel R. Schwartz	438	13,827	1,634	51,543	—	—	2,072	65,370
M. Dwain Wilcox	2,495	78,707	2,223	70,139	—	—	4,718	148,846

Total	93,705	$2,956,383	45,481	$1,434,939	10,021	$316,174	149,207	$4,707,497

  Change-of-Control Severance Policy

        In July 2003, our board adopted a change-of-control severance policy that applies to each of our executive officers. Pursuant to the policy, we have entered into a change-in-control severance agreement with each of our executive officers. The consummation of the merger will result in a change of control under each of the change-in-control severance agreements. A majority of our directors has the right to determine that any transaction of the type described in the change-in-control severance agreements will not result in a change of control for purposes of the severance policy and agreements. Our board of directors does not expect to make such a determination.

        The change-in-control severance agreements provide for the payment of the severance and other separation benefits described below to a covered executive if, at any time within 18 months following a change-of-control, we terminate the executive's employment without cause or the executive resigns for "good reason." The term "good reason" is defined in the agreements to mean

  •
  a material reduction in the covered executive's job functions, duties or responsibilities, or a change in the executive's reporting relationships that has a material and adverse effect on the status of the executive's job functions, duties or responsibilities;

  •
  any material reduction in the executive's base salary, target bonus or maximum bonus opportunity;

  •
  absent the executive's consent, a required relocation of the executive of more than 35 miles from the executive's primary place of business as of the date of the change-of-control or a significant increase in required travel by the executive;

  •
  the failure of any business entity with which we merge or consolidate, or to which we sell all or substantially all of our assets, to assume our obligations to the executive pursuant to the agreement; or

  •
  any material breach of any of our obligations to the executive pursuant to the agreement.

        The severance and other separation benefits payable to an executive following a termination of his or her employment under the circumstances described above are

  •
  payment of the executive's base salary earned through the date of employment termination, but not previously paid;

  •
  reimbursement of business expenses incurred by the executive through the date of termination;

  •
  a lump sum payment equal to a pro rata portion of the executive's annual target bonus based on the number of days elapsed in the year in which the termination occurs;

  •
  a lump sum payment equal to two times (three times in the case of Mr. Dodd) the executive's highest annual rate of base salary during the 18-month period prior to the termination date;

  •
  a lump sum payment equal to two times (three times in the case of Mr. Dodd) the greater of (1) the executive's annual target bonus for the fiscal year in which the termination occurs and (2) the executive's annual bonus earned for the fiscal year immediately preceding the fiscal year in which the termination occurs; and

  •
  a lump sum payment equal to two times (three times in the case of Mr. Dodd) the average of the matching and profit sharing contributions, if any, allocated to the executive's account under our 401(k) plan for the three years prior to the change of control.

        In addition, in the event of a qualifying termination of the executive's employment, the executive is also entitled to paid medical, disability and life insurance benefit coverage comparable to the coverage we provided immediately prior to the change-of-control for a period of two years (three years in the case of Mr. Dodd) following the date of employment termination (or to a cash payment equal to the cost to the executive of obtaining those benefits) and to certain outplacement services.

        If the payments or benefits described above and any other payments the executive officers receive in connection with the merger are subject to an excise tax pursuant to provisions of the United States Internal Revenue Code that apply to "parachute payments," we may, depending on the amount of the payments that are subject to the excise tax, either reduce the amount of the payments to prevent the imposition of the excise tax or make a gross-up payment to the executive that will be sufficient to put the executive in the same after-tax position that the executive would have been in had no excise tax been imposed on the payments.

        Assuming the consummation of the merger on July     , 2006 and assuming the termination of each such executive's employment by us without cause immediately following the consummation of the merger, such executive officer will receive, pursuant to his change-in-control agreement, the following estimated cash severance payment and gross-up for excise taxes that may be payable:

Executive	Severance Payments(1)	Gross Up Payment(2)	Total
David L. Bellitt	$1,118,053	—	$1,118,053
Robert P. Collins	935,351	$428,604	1,363,955
David A. Dodd	3,017,689	—	3,017,689
Dennis W. Harris, Ph.D.	978,739	481,871	1,460,610
Harold W. Ingalls	1,173,164	618,547	1,791,711
James J. Kramer, Ph.D.	912,283	418,148	1,330,431
Jeffrey D. Linton	900,194	—	900,194
Samuel R. Schwartz	694,072	311,420	1,005,492
Philip A. Theodore	1,076,759	516,251	1,593,010
M. Dwain Wilcox	746,510	—	746,510

(1)
Severance payments include the estimated monetary value of medical, disability and life insurance benefits.

(2)
The gross-up payments relate to all benefits or compensation payable in connection with the change of control, including without limitation, severance payments and payments or accelerated vesting in respect of stock options, restricted stock units, deferred stock units and performance share units. The aggregate amount of each gross-up payment is an estimate only.

  Retention Arrangements with Millipore

        Millipore has had discussions with certain of our executive officers concerning, and currently expects to enter into, retention arrangements with certain of our executive officers that may provide for the payment of bonuses in the event an executive remains employed during a transition period following the consummation of the merger or the executive's employment is terminated involuntarily without cause prior to the end of the transition period.

  Deferred Compensation Plan

        Pursuant to our deferred compensation plan, upon a change of control, all amounts deferred pursuant to the plan are distributed immediately. The merger will result in a change of control under the deferred compensation plan. Mr. Dodd is the only participant in the deferred compensation plan. The value of Mr. Dodd's account balance under the plan is equal to approximately $150,000.

  Employment-Related Provisions of the Merger Agreement

        Until the later of January 1, 2007 and the date that our employees who are employed primarily in the United States and who remain employed by us or any of our subsidiaries following the merger (the "continuing employees") begin participation in Millipore's employee benefit plans, the continuing employees will receive employee benefits that, in the aggregate, are substantially comparable to those provided under our benefit plans (without giving effect to plans or arrangements providing for the issuance of capital stock or equity equivalents) as in effect immediately prior to the effective time of the merger. However, neither Millipore nor the surviving corporation nor any of their respective subsidiaries has any obligation to issue or adopt plans or arrangements providing for the grant of equity-based compensation (except that if, prior to the time that the continuing employees begin participation in Millipore's employee benefit plans, Millipore makes its regular annual equity compensation grants to employees of Millipore and its subsidiaries for 2007, the continuing employees will be entitled to equity compensation opportunities consistent with similarly situated employees of

Millipore and its subsidiaries). After the continuing employees begin participation in Millipore's employee benefit plans, they will be entitled to participate in Millipore's plans (including equity compensation plans but excluding defined benefit pension plans and post-employment welfare plans) to the same extent as other similarly situated employees of Millipore and its subsidiaries.

        Except as would result in duplication of benefits for the same period of service or to the extent that continuing employees continue to participate in our employee benefit plans following the effective time of the merger, continuing employees will be given credit for all service with us and our subsidiaries (1) for purposes of eligibility for vacation under Millipore's vacation program, (2) for purposes of eligibility and participation under any health or welfare plan maintained by Millipore (other than any post-employment health or welfare plan), (3) for benefit accrual purposes under Millipore's severance plan (unless the applicable employee has an individual arrangement with us), and (4) for purposes of eligibility to participate and vesting under any employee pension benefit plan maintained by Millipore or any of its subsidiaries that is a defined contribution plan (but not for purposes of any other Millipore employee benefit plan). For any welfare plan maintained by Millipore in which continuing employees are eligible to participate after the effective time of the merger, Millipore will use reasonable efforts to waive all limitations as to pre-existing conditions and exclusions relating to participation and coverage requirements (to the extent such conditions and exclusions were satisfied or did not apply to such employees under plans maintained by us and our subsidiaries prior to the effective time of the merger) and will provide continuing employees with credit for any co-payments and deductibles paid prior to the effective time of the merger for satisfaction of analogous deductibles or out-of-pocket requirements.

  Directors' and Officers' Indemnification and Insurance

        Millipore has agreed to cause the surviving corporation, following the effective time of the merger, to assume all rights to indemnification, advancement of expenses and exculpation from liabilities by us existing on the date of the merger agreement in favor of each of our present and former directors and officers as provided in our certificate of incorporation or bylaws as in effect on the date of the merger agreement, or pursuant to any other agreements in effect on the date of the merger agreement. The surviving corporation may not, for a period of six years following the effective time of the merger, amend, modify or terminate these rights to indemnification in a manner adverse to our present or former directors and officers. Subject to certain monetary limitations on premiums, Millipore has agreed that, at or prior to the effective time of the merger, it will purchase a six-year "tail" prepaid officers' and directors' liability insurance policy in respect of acts or omissions occurring at or prior to the effective time of the merger covering each of the individuals covered by our existing directors' and officers' liability insurance policy. If the surviving corporation later merges or consolidates with or sells all or substantially all of its assets to another entity, Millipore will cause the entity surviving such transaction to assume these indemnification and insurance obligations.

Appraisal Rights

        Our shareowners have the right under Delaware law to dissent from the adoption of the merger agreement, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of our common stock determined in accordance with Delaware law. The fair value of shares of our common stock, as determined in accordance with Delaware law, may be more or less than the merger consideration to be paid to non-dissenting shareowners in the merger. To preserve their rights, shareowners who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Dissenting shareowners must precisely follow these specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. See "Appraisal Rights" on page 51.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

Accounting Treatment

        We expect that the merger will be accounted for by Millipore using the purchase method of accounting, in accordance with generally accepted accounting principles. This means that Millipore will record as goodwill the excess, if any, of the purchase price over the fair value of our identifiable assets, including intangible assets, and liabilities.

Material United States Federal Income Tax Consequences of the Merger

        The following is a discussion of the material United States federal income tax consequences of the merger to U.S. holders whose shares of our common stock are converted into the right to receive cash in the merger. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareowners. This discussion applies only to shareowners who, on the date on which the merger is completed, hold shares of our common stock as a capital asset. The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations, mutual funds, real estate investment trusts, investors in pass-through entities, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to shareowners who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction. If our common stock is held through a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of our common stock and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of the merger.

        The following discussion does not address potential foreign, state, local and other tax consequences of the merger. All shareowners are urged to consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of their shares in the merger.

        For purposes of this summary, a "U.S. holder" is a holder of shares of our common stock, who or that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes.

        Except with respect to the backup withholding discussion below, this discussion does not discuss the tax consequences to any shareowner who or that, for U.S. federal income tax purposes, is not a U.S. holder.

        For U.S. federal income tax purposes, the merger will be treated as a sale of our common stock for cash by each of our shareowners. Accordingly, in general, the U.S. federal income tax consequences to a shareowner receiving cash in the merger will be as follows:

  •
  The shareowner will recognize a capital gain or loss for U.S. federal income tax purposes upon the disposition of the shareowner's shares of our common stock pursuant to the merger.

  •
  The amount of capital gain or loss recognized by each shareowner will be measured by the difference, if any, between the amount of cash received by the shareowner in the merger and the shareowner's adjusted tax basis in the shares of our common stock surrendered in the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in the merger.

  •
  The capital gain or loss, if any, will be long-term with respect to shares of our common stock that have a holding period for tax purposes in excess of one year at the time of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

        Cash payments made pursuant to the merger will be reported to our shareowners and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable Treasury regulations. These amounts ordinarily will not be subject to withholding of U.S. federal income tax. However, backup withholding of the tax at applicable rates will apply to all cash payments to which a U.S. holder is entitled pursuant to the merger agreement if such holder (1) fails to supply the paying agent with the shareowner's taxpayer identification number (Social Security number, in the case of individuals, or employer identification number, in the case of other shareowners), certify that such number is correct, and otherwise comply with the backup withholding rules, (2) has received notice from the Internal Revenue Service of a failure to report all interest and dividends required to be shown on the shareowner's U.S. federal income tax returns, or (3) is subject to backup withholding in certain other cases. Accordingly, each U.S. holder will be asked to complete and sign a Substitute Form W-9, which is to be included in the appropriate letter of transmittal for the shares of our common stock, in order to provide the information and certification necessary to avoid backup withholding or to otherwise establish an exemption from backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Shareowners who are not U.S. holders should complete and sign a Form W-8BEN (or other applicable tax form) and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax or otherwise establish an exemption from backup withholding tax. Certain of our shareowners will be asked to provide additional tax information in the appropriate letter of transmittal for the shares of our common stock.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        The foregoing discussion of certain material U.S. federal income tax consequences is included for general informational purposes only. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger.

Regulatory Approvals

        Under the merger agreement, we and Millipore have agreed to comply with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the FTC or the DOJ or any other governmental authority, and to cooperate in good faith with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other governmental authority under any antitrust laws with respect to any such filing or any such transaction. We and Millipore have also agreed to consult in good faith with each other to determine whether any other filing, application or notice must be made or approval must be obtained pursuant to any applicable law, and to use commercially reasonable efforts to furnish to each other all information required for, any such filing, application or notice to be timely made or approval to be obtained pursuant to any applicable law, in connection with the merger and other transactions contemplated by the merger agreement.

        In addition, we and Millipore have agreed to use our reasonable best efforts to resolve such objections, if any, as may be asserted by any governmental authority with respect to the transactions contemplated by the merger agreement under the HSR Act and other antitrust laws. We and Millipore will use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other antitrust laws with respect to such transactions as promptly as practicable. However, neither we nor Millipore will be required to hold separate or otherwise, sell, divest or dispose of any assets or businesses, in connection with obtaining approval under any antitrust laws.

  United States

        The HSR Act and related rules provide that transactions such as the merger may not be completed until the parties submit a Notification and Report Form to the DOJ and the FTC and certain waiting period requirements have been satisfied. On May 1, 2006, we and Millipore each filed the required Notification and Report Form and requested early termination of the waiting period. On May 26, 2006, such governmental authorities granted early termination of the waiting period.

  Germany

        In connection with the merger, we and Millipore are required to provide notification to, and obtain the approval from, the German Federal Cartel Office (the Bundeskartellamt). We and Millipore filed the required notification with the Bundeskartellamt on May 17, 2006. We expect the German authorities to clear the merger by 11:59 pm (Central European Time) on June 19, 2006, unless such authorities consider the notification incomplete or commence a detailed investigation of the merger.

        Except as noted above with respect to the required filings under the HSR Act, and under German antitrust law and with respect to the filing of articles of merger in Delaware at or before the effective time of the merger, we are not aware of any other material government or regulatory requirements or approvals required for the completion of the merger.

Financing Arrangements

        In connection with the merger agreement, Millipore has obtained a commitment letter from UBS Loan Finance LLC and UBS Securities LLC (which we refer to as UBS) to provide (1) a $500 million senior unsecured term loan, (2) a $250 million senior unsecured term loan; (3) a €430 million senior unsecured revolving credit facility; and (4) a $400 million senior unsecured bridge loan. Each of these facilities is subject to the following conditions:

  •
  absence of a material adverse effect with respect to us;

  •
  receipt by UBS of certain audited information of us and Millipore;

  •
  receipt by UBS of customary opinions, certifications, and other documentation;

  •
  payment by Millipore of customary costs, fees and expenses of UBS;

  •
  receipt by UBS of a "syndication memorandum";

  •
  review by UBS of any changes in the debt or capital structure of Millipore; and

  •
  engagement by Millipore of UBS to sell certain debt securities.

        The term loans will have maturities of five and six years respectively. The revolving credit facility will mature in five years. The bridge loan will mature in one year. The revolving credit facility will bear interest at a rate equal to either the Base Rate (as described in the commitment letter) plus a margin based on Millipore's credit rating, the London interbank offer rate for U.S. dollars (or LIBOR) or the London interbank offer rate for corresponding deposits in Euros (or EURIBOR). The term loans will bear interest at either the Base Rate plus a margin based on Millipore's credit rating or LIBOR. The bridge loan will bear interest at the greater of 7.00% or the interest rate on United States treasury obligations maturing on the tenth anniversary of the closing, plus 2.00%.

PROPOSAL 1—THE MERGER AGREEMENT

        The merger agreement is the legal document that governs the merger. This section of the proxy statement describes the material provisions of the merger agreement but may not contain all of the information about the merger agreement that is important to you. The merger agreement is included as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the merger agreement in its entirety. The merger agreement attached as Annex A to this proxy statement has been included to provide you with information regarding its terms. It is a commercial document that establishes and governs the legal relations between us and Millipore with respect to the transactions described in this proxy statement. It is not intended to be a source of factual, business or operational information about us or Millipore. The representations, warranties and covenants made by us and Millipore are qualified and subject to important limitations agreed to by us and Millipore in connection with negotiating the terms of the merger agreement. Furthermore, the representations and warranties may be subject to standards of materiality applicable to us and Millipore that may be different from those which are applicable to you. These representations and warranties may or may not have been accurate as of any specified date and do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Charleston Acquisition Corp. will merge with and into us. The separate corporate existence of Charleston Acquisition Corp. will cease, and we will continue as the surviving corporation and will become a wholly owned subsidiary of Millipore.

Effective Time of the Merger

        The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Millipore and us and specified in the certificate of merger.

        The closing of the merger will occur no later than the second business day after the conditions to the merger set forth in the merger agreement have been satisfied or waived or at such other date agreed to by us and Millipore. Although we expect to complete the merger no later than the second business day after the special meeting of our shareowners, we cannot specify when, or assure you that, we and Millipore will satisfy or waive all conditions to the merger.

Directors and Officers of the Surviving Corporation

        The directors of Charleston Acquisition Corp. immediately prior to the effective time of the merger will be the initial directors of the surviving corporation.

        Our officers immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. The directors and officers will serve in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

Certificate of Incorporation and Bylaws of the Surviving Corporation

        At the effective time of the merger:

  •
  the certificate of incorporation in a form substantially similar to the form attached to the merger agreement will become the certificate of incorporation of the surviving corporation until it is changed or amended as provided by law or the certificate of incorporation of the surviving corporation; and

  •
  the bylaws of Charleston Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation until they are changed or amended as provided by law or the bylaws of the surviving corporation.

Merger Consideration

        At the effective time of the merger, each outstanding share of our common stock, other than (1) shares owned directly by Millipore or Charleston Acquisition Corp., (2) shares owned directly by us and (3) shares held by dissenting shareowners who exercise and perfect their appraisal rights under Delaware law, will be converted into the right to receive $31.55 per share in cash, without interest. Shares owned by Millipore, Charleston Acquisition Corp. or us will be cancelled at the effective time of the merger without any payment. Our shareowners will receive the merger consideration after exchanging their stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our shareowners shortly after completion of the merger. The price of $31.55 per share was determined through negotiations between Millipore and us.

        Millipore, the surviving corporation and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of our common stock, stock options, restricted stock, restricted stock units, deferred stock units and performance share units such amounts that it is required to deduct and withhold with respect to making such payment under the Internal Revenue Code, or any other applicable state, local or foreign tax law.

Effect on Stock Options, Restricted Stock, Restricted Stock Units, Deferred Stock Units and Performance Share Units

        We have taken all necessary action such that, immediately prior to the effective time of the merger, (1) all outstanding options to purchase shares of our common stock granted under our equity compensation plans will, to the extent not then vested, accelerate and become fully vested and exercisable, (2) all restrictions on shares of restricted stock issued under our equity compensation plans will lapse, and (3) all outstanding restricted stock units, deferred share units and performance share units will be cancelled and converted as described below.

        At the effective time of the merger, each option to purchase shares of our common stock will be cancelled and converted into the right to receive a cash payment equal to the excess (if any) of $31.55 per share over the exercise price per share of the option, multiplied by the number of shares subject to the option, without interest and less any applicable withholding tax.

        All shares of restricted stock, all restricted stock units, and all deferred stock units will be converted into the right to receive $31.55 per share in cash, without interest and less any applicable withholding tax. Each performance share unit will be converted into the right to receive cash equal to (1) a number of shares of our common stock determined by multiplying the number of shares of our common stock subject to such performance share unit award as of the effective time of the merger multiplied by a fraction, the numerator of which is the sum of 365 and the number of days that have elapsed during the applicable performance cycle prior to the effective time and the denominator of which is the total number of days in the applicable performance cycle multiplied by (2) $31.55 per share, subject to the limitation that the number of shares of our common stock determined pursuant to the formula cannot exceed 100% of the target number of shares. Accordingly, as a result of such formula, all performance share units will vest at the target level. Such amount of cash will be paid to the holders of the performance share units without interest and less any applicable withholding tax.

Payment Procedures

        Prior to the effective time of the merger, Millipore will designate Computershare Trust Company, N.A. (or another bank or trust company agreed to by Millipore and us) to act as the paying agent under the merger agreement. Millipore will deposit with the paying agent cash in an amount equal to the aggregate cash consideration payable in the merger. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to each holder of record of a certificate or certificates that immediately prior to the effective time of the merger represented outstanding shares of our common stock, a letter of transmittal and instructions for use in effecting the surrender of the stock certificate or stock certificates representing shares of our common stock in exchange for cash. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to the certificates representing shares of our common stock will pass, only upon proper delivery of the certificates to the paying agent. You should not return your stock certificates with the enclosed proxy. Upon surrender to the paying agent of a stock certificate representing shares of our common stock, together with a duly executed letter of transmittal and any other documents that may be reasonably required by the paying agent, you will be entitled to receive from the paying agent $31.55 in cash, without interest and less any applicable withholding tax, for each share represented by the stock certificate, and the certificate surrendered will be cancelled.

        From and after the effective time of the merger, until it is surrendered, each certificate that previously evidenced shares of our common stock will be deemed to represent only the right to receive $31.55 in cash per share represented by such certificate less any applicable withholding taxes. No interest will be paid or accrue on any merger consideration payable upon the surrender of the share certificates representing shares of our common stock.

        In the event of a transfer of ownership of our common stock that is not registered in our records, the cash consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if the certificate surrendered is properly endorsed or otherwise in proper form for transfer and the person requesting such payment shall pay all transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the certificate surrendered or shall have established to the satisfaction of Millipore that such taxes either have been paid or are not applicable.

        Millipore may request the paying agent to deliver to it any funds unclaimed by our shareowners six months after the effective time of the merger. Any holders of our share certificates who have not surrendered such certificates in compliance with the above-described procedures may thereafter look only to Millipore for payment of the merger consideration to which they are entitled.

        If any share certificate for our common stock has been lost, stolen or destroyed, upon making of an affidavit by the owner of such certificate claiming such certificate has been lost, stolen or destroyed and, if required by Millipore, the posting of a bond by such person in the amount reasonably required by Millipore as indemnity against any claim that may be made against Millipore with respect to that certificate, the paying agent will deliver to such person the merger consideration, without interest and less any applicable withholding taxes, with respect to the shares formerly represented by such lost, stolen or destroyed certificate.

        Share certificates should not be surrendered by our shareowners before the effective time of the merger and should be sent only pursuant to instructions set forth in the letter of transmittal to be mailed to our shareowners promptly following the effective time of the merger. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letters of transmittal.

        The merger consideration paid to you upon exchange of your shares of our common stock will be paid in full satisfaction of all rights relating to the shares of our common stock.

Conditions to the Merger

  Conditions to Each Party's Obligation

        Each party's obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  the merger agreement will have been adopted by the requisite vote of our shareowners;

  •
  the waiting period applicable to the merger under the HSR Act will have been terminated or expired (which occurred on May 26, 2006), and all applicable approvals and waiting periods under the antitrust laws of Germany will have been obtained, expired or been terminated; and

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition will be in effect preventing the consummation of the merger or which has had or would reasonably be expected to have a "material adverse effect."

  Additional Conditions to Our Obligation

        Our obligations to complete the merger are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  certain representations and warranties of Millipore and Charleston Acquisition Corp. relating to their respective authority to enter into the merger agreement and complete the merger will have been true and correct as of the date of the merger agreement and as of the closing date of the merger as though made on the closing date of the merger;

  •
  the other representations and warranties of Millipore and Charleston Acquisition Corp. contained in the merger agreement (disregarding qualifications as to materiality and similar qualifications) will have been true and correct as of the date of the merger agreement and will be true and correct as of the closing date of the merger as though made on the closing date of the merger, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Millipore or Charleston Acquisition Corp. to perform its obligations under the merger agreement or to complete the merger or the other transactions contemplated by the merger agreement, or materially delay the completion of the merger and the other transactions contemplated by the merger agreement;

  •
  Millipore and Charleston Acquisition Corp. will have performed in all material respects their respective obligations under the merger agreement required to be performed by them at or prior to the closing date of the merger; and

  •
  the chief executive officer and the chief financial officer of Millipore will have delivered to us a certificate to the effect that the foregoing conditions to our obligations to complete the merger have been satisfied.

  Additional Conditions to Millipore's and Charleston Acquisition Corp.'s Obligations

        The obligations of Millipore and Charleston Acquisition Corp. to complete the merger are subject to the satisfaction or waiver (to the extent permitted by law) of the following conditions:

  •
  certain of our representations and warranties relating to our authority to enter into the merger agreement and complete the merger, our capitalization and state takeover statutes must have been true and correct as of the date of the merger agreement and as of the closing date of the merger as though made on the closing date of the merger;

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  our other representations and warranties contained in the merger agreement (disregarding qualifications as to materiality or material adverse effect or similar qualifications) will have been true and correct as of the date of the merger agreement and will be true and correct as of the closing date of the merger as though made on the closing date of the merger, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect;

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  we must have performed in all material respects our obligations under the merger agreement required to be performed by us at or prior to the closing date of the merger;

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  our chief executive officer and chief financial officer must have delivered to Millipore a certificate to the effect that the foregoing conditions to Millipore's and Charleston Acquisition Corp.'s obligations to complete the merger have been satisfied; and

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  there must not be pending or threatened any suit, action or proceeding by a governmental entity in the United States, Japan or the European Union (or any of its member states) or any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by a court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (1) challenging the acquisition by Millipore or Charleston Acquisition Corp. of any shares of our common stock, seeking to restrain or prohibit the completion of the merger, seeking to place limitations on the ownership of shares of our common stock or capital stock of the surviving corporation by Millipore or Charleston Acquisition Corp. or seeking to obtain from Millipore, us or Charleston Acquisition Corp. damages that are material in relation to us,

    (2) seeking to prohibit or materially limit the ownership or operation by us, Millipore or any of our or its subsidiaries of any portion of any business or of any assets of ours, Millipore or any of our or their respective subsidiaries, or to compel us, Millipore or any of their respective subsidiaries to divest or hold separate any portion of any business or of any assets of us, Millipore, or any of our or their subsidiaries, as a result of the merger, (3) seeking to prohibit Millipore or any of its subsidiaries from effectively controlling in any material respect the business or operations of us or any of our subsidiaries, or (4) otherwise having, or that would reasonably be expected to have, a material adverse effect.

        As a result of the conditions to the completion of the merger, even if the requisite shareowner approval is obtained, there can be no assurance that the merger will be completed.

Material Adverse Effect

        For purposes of the merger agreement, "material adverse effect" or "material adverse change" means any change, effect, event, occurrence, state of facts or development that individually or in the aggregate (1) would reasonably be expected to result in any change or effect that is materially adverse to our and our subsidiaries' business, financial condition, properties, assets, liabilities (contingent or otherwise), or results of operations, taken as a whole, or (2) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay completion of the merger or the other transactions contemplated by the merger agreement. However, none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a material adverse effect or a material adverse change: (a) any change, effect, event, occurrence, state of facts or development attributable to the United States economy or securities markets in general; (b) any change, effect, event, occurrence, state of facts or development attributable to conditions affecting our industry, so long as the effects do not disproportionately impact us; (c) any change in generally accepted accounting principles or regulatory accounting principles or their interpretations; and (d) any change, in and of itself, in our stock price or trading volume, or any failure, in and of itself, by us to meet published revenue or earnings projections (it being understood, however, that the facts or occurrences giving rise or contributing to any such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be a material adverse change or a material adverse effect).

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the special meeting:

  •
  by mutual written consent of Millipore, Charleston Acquisition Corp. and us;

  •
  by either Millipore or us if the merger is not completed on or before September 30, 2006; provided that this right to terminate the merger agreement is not available to any party whose breach of a representation or warranty or whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be completed on or before such date;

  •
  by either Millipore or us if there is a final, nonappealable injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (1) preventing the completion of the merger or (2) which has had or would reasonably be expected to have a material adverse effect;

  •
  by either Millipore or us if the approval of the merger agreement by our shareowners is not obtained at the special meeting or any adjournment or postponement of the special meeting;

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  by Millipore or us if there is a breach of or failure to perform any of the representations, warranties, covenants or agreements set forth in the merger agreement on the part of the other, which breach is not cured within 30 days following receipt, by the party breaching or failing to perform, of written notice of such breach or failure to perform from the terminating party (however, neither party has the right to terminate the merger agreement pursuant to the provisions described in this paragraph unless the breach or failure to perform entitles the terminating party not to complete the merger based on a failure of the conditions to such terminating party's obligations to complete the merger relating to a breach of a representation or warranty or a failure to perform a covenant or agreement);

  •
  by Millipore if there is a final, nonappealable injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (1) challenging the acquisition by Millipore or Charleston Acquisition Corp. of any shares of our common stock, seeking to restrain or prohibit the completion of the merger, seeking to place limitations on the ownership of shares of our common stock or capital stock of the surviving corporation by Millipore or Charleston Acquisition Corp. or seeking to obtain from Millipore, us or Charleston Acquisition Corp. damages that are material in relation to us, (2) seeking to prohibit or materially limit the ownership or operation by us, Millipore or any of our or its respective subsidiaries of any portion of any business or of any assets of ours, Millipore or any of our or their respective subsidiaries, as a result of the merger, (3) seeking to prohibit Millipore or any of its subsidiaries from effectively controlling in any material respect the business or operations of us or any of our subsidiaries, or (4) otherwise having, or that would reasonably be expected to have, a material adverse effect;

  •
  by Millipore if, prior to the adoption of the merger agreement by our shareowners, our board of directors (1) has withdrawn (or modified in a manner adverse to Millipore), or publicly proposed to withdraw (or modify in a manner adverse to Millipore) its approval, recommendation or declaration of advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement or (2) has recommended, adopted or approved, or publicly proposed to recommend, adopt or approve, a third party acquisition proposal (in the manner described below under "Proposal 1—The Merger Agreement—Acquisition Proposals; Change in Recommendation" on page 48);

  •
  by Millipore if, prior to the adoption of the merger agreement by our shareowners, our board of directors fails to publicly reaffirm its recommendation of the merger agreement, the merger or the other transactions contemplated by the merger agreement within 10 business days of a written request by Millipore to provide such reaffirmation following a third party's acquisition proposal that is publicly announced or otherwise becomes publicly known; or

  •
  by us in order to enter into an agreement contemplating a superior proposal in accordance with the provisions described under "Proposal 1—The Merger Agreement—Acquisition Proposals; Change in Recommendation" on page 48.

Termination Fee

        Generally, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees and expenses, whether or not the merger is completed. There are certain circumstances that will require us to pay a termination fee of $41.5 million to Millipore:

  •
  if we terminate the merger agreement to enter into an agreement contemplating a superior proposal in accordance with the provisions described under "Proposal 1—The Merger Agreement—Acquisition Proposals; Change in Recommendation" on page 48, we are required to pay Millipore the termination fee on the date the merger agreement is terminated;

  •
  if Millipore terminates the merger agreement because our board of directors (1) has withdrawn (or modified in a manner adverse to Millipore), or publicly proposed to withdraw (or modify in a manner adverse to Millipore) its approval, recommendation or declaration of advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement, (2) has recommended, adopted or approved, or publicly proposed to recommend, adopt or approve, a third party acquisition proposal or (3) fails to publicly reaffirm its recommendation of the merger agreement, the merger or the other transactions contemplated by the merger agreement within 10 business days of a written request by Millipore to provide such reaffirmation following a third party's acquisition proposal that is publicly announced or otherwise becomes publicly known, we are required to pay Millipore the termination fee on the first business day following the termination of the merger agreement; and

  •
  if (1)(A) prior to obtaining the adoption of the merger agreement by our shareowners, a third party acquisition proposal has been made to us or directly to our shareowners (or has otherwise become publicly known) or a third party has publicly announced an intention (whether or not conditional) to make such an acquisition proposal, (B) thereafter, the merger agreement is terminated by Millipore or us because the approval of the merger agreement by our shareowners is not obtained at the special meeting or an adjournment or postponement of the special meeting or because the merger is not completed on or prior to September 30, 2006 (but only if a vote of our shareowners to adopt the merger agreement has not been held), and (C) within 12 months after the termination of the merger agreement, we enter into a definitive agreement to complete, or we otherwise complete, a third party acquisition proposal for more than 50% of our stock or assets, we are required to pay Millipore the termination fee on the first business day following the date we enter into such an agreement or otherwise complete a third party acquisition proposal.

        If we fail promptly to pay to Millipore any termination fee due and Millipore commences a lawsuit to obtain such payment that results in a judgment against us for the termination fee, we will pay to Millipore the costs and expenses (including attorneys' fees and expenses) in connection with such lawsuit, together with interest at the prime rate of Citibank, N.A. in effect on the date such payment was required to be paid.

Representations and Warranties

        The merger agreement contains representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

  •
  corporate existence and good standing;

  •
  corporate power and authorization to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement and the absence of any conflict with or violation of organizational documents, third party contracts or laws as a result of entering into and carrying out the obligations of the merger agreement;

  •
  accuracy of the information supplied for inclusion in this proxy statement; and

  •
  brokers' fees.

        In addition, we made additional representations and warranties related to the following subject matters:

  •
  our subsidiaries;

  •
  our capitalization;

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  our filings and reports with the SEC, our financial statements and internal controls and disclosure controls and procedures;

  •
  the absence of specified changes or events with respect to us and our subsidiaries;

  •
  litigation;

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  contracts;

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  compliance with laws and environmental matters;

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  labor and employment matters and labor relations;

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  employee benefit plans;

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  tax matters;

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  real property;

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  intellectual property;

  •
  the special meeting and voting requirements for the merger;

  •
  state takeover statutes;

  •
  the receipt of JPMorgan's fairness opinion;

  •
  insurance; and

  •
  our rights plan.

        Millipore and Charleston Acquisition Corp. made additional representations and warranties related to the following subject matters:

  •
  no prior activities of Charleston Acquisition Corp.;

  •
  availability of sufficient committed financing and other funds on hand to complete the merger; and

  •
  absence of ownership of our capital stock by Millipore or Charleston Acquisition Corp.

Covenants Under the Merger Agreement

  Conduct of Business Pending the Merger

        Until the effective time of the merger and unless otherwise contemplated by the merger agreement, subject to certain identified exceptions, we will and will cause each of our subsidiaries to, carry on its business in the ordinary course consistent with past practice, in compliance, in all material respects, with all applicable laws, rules, regulations and treaties, and, to the extent consistent with such course of conduct, use commercially reasonable efforts to preserve intact its current business organizations, to keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us.

        In addition, without limiting the generality of the foregoing, during the period until the effective time of the merger, we have agreed to specific restraints relating to the following:

  •
  the declaration or payment of dividends, except for dividends by our wholly owned subsidiaries to us or another one of our subsidiaries;

  •
  the alteration of our share capital, including, among other things, stock splits, combinations or reclassifications;

  •
  the repurchase or redemption of capital stock or any other securities or options, warrants, calls or rights to acquire securities;

  •
  the issuance, delivery, sale, grant, pledge or other encumberance of any shares of our capital stock, any voting securities or any securities convertible into, or any rights to acquire, any of our capital stock;

  •
  amendments to our certificate of incorporation or bylaws, or the indenture between us and The Bank of New York with respect to our debentures;

  •
  the acquisition of assets or other entities;

  •
  the sale, lease or mortgaging of assets;

  •
  the incurrence or guarantee of indebtedness;

  •
  the extension of loans, advances, capital contributions or investments;

  •
  the making of new capital expenditures;

  •
  the payment, discharge or settlement of any material claim, liability, obligation or litigation;

  •
  the waiver or assignment of material claims;

  •
  the waiver or modification of material contracts;

  •
  the entry into certain types of agreements;

  •
  changes to compensation and benefit arrangements with respect to our directors, executive officers, and employees; and

  •
  the revaluation of assets or changes in accounting methods, principles or policies.

  Access to Information

        Until the effective time of the merger, we will afford Millipore and its representatives reasonable access, during normal business hours and upon reasonable prior notice, to our properties, books, contracts, commitments, personnel and records and will furnish to Millipore (1) a copy of any report, schedule, registration statement or other document filed pursuant to federal or state securities laws, (2) a copy of all correspondence with any United States federal or state governmental entity, and (3) all information concerning us and our subsidiaries' business, properties and personnel that Millipore may reasonably request.

  Commercially Reasonable Efforts

        We and Millipore have agreed to use our commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to complete the transactions contemplated by the merger agreement, including using commercially reasonable efforts (other than the payment or concession of anything of value) to:

  •
  cause the conditions to the merger to be satisfied as promptly as practicable;

  •
  obtain the necessary actions or nonactions, waivers, consents and approvals from governmental entities;

  •
  make all necessary registrations and filings and take all steps necessary to obtain approvals or waivers from any governmental entity;

  •
  obtain all necessary consents, approvals or waivers from third parties.

        Pursuant to the merger agreement, on May 1, 2006, we and Millipore filed with the DOJ and FTC the notification and report form required under the HSR Act with respect to the transactions contemplated by the merger agreement. Concurrently, we requested early termination of the waiting period to complete the merger under the HSR Act. On May 26, 2006, such governmental authorities granted early termination of the waiting period.

        On May 17, 2006, we and Millipore filed the required notification with the Bundeskartellamt as required under German law. We expect the German authorities to clear the merger by 11:59 p.m. (Central European Time) on June 19, 2006, unless such authorities consider the notification incomplete or commence a detailed investigation of the merger.

        In connection with, and without limiting the foregoing, we will take all action reasonably necessary to ensure that no state anti-takeover statute or similar statute or regulation is or becomes operative with respect to the merger agreement, the merger or any other transactions contemplated by the merger agreement. If any state anti-takeover statute or similar statute or regulation becomes operative with respect to the merger agreement, the merger or any other transaction contemplated by the merger agreement, we will take all action reasonably necessary to ensure that the merger agreement, the merger and any other transactions contemplated by the merger agreement may be completed as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        The parties to the merger agreement have also agreed that, if there are any objections relating to the merger or the merger agreement under applicable antitrust or competition law, or if any suit or proceeding is instituted by a governmental entity or other person challenging the merger or the merger agreement as violative of applicable antitrust or competition law, they will use their commercially reasonable efforts to resolve such objections, suit or proceeding. However, Millipore is not required to agree to divest or hold separate any assets or portion of the business of Millipore, us or any of its or our respective subsidiaries.

  Employee Stock Purchase Plans

        Pursuant to the merger agreement, we have taken all actions under our 1996 employee stock purchase plan to provide that (1) participation in our 1996 employee stock purchase plan will be limited to participants on the date of the merger agreement, (2) participants in our 1996 employee stock purchase plan may not increase their payroll deduction elections or purchase elections from those in effect on the date of the merger agreement, (3) any purchase rights under our 1996 employee stock purchase plan outstanding immediately prior to the effective time of the merger will be used to purchase shares of our common stock in accordance with the plan and the shares so purchased will be cancelled and converted into the right to receive the $31.55 per share merger consideration, (4) there will be no subsequent accumulation periods for payroll deductions following the date of the merger agreement under our 1996 employee stock purchase plan, and (5) our 1996 employee stock purchase plan will be suspended following the close of the accumulation period in effect on the date of the merger agreement and at that time, or immediately prior to the effective time of the merger, our 1996 employee stock purchase plan will be terminated.

        Also in accordance with the merger agreement, we have terminated our employee stock purchase plan maintained for our employees in the United Kingdom and, accordingly, no participants in that plan have any rights under that plan or any partnership share agreement under that plan, other than the participants' interest in shares of our common stock held in trust by that plan. At the effective time of the merger, each share of our common stock held in trust by our employee stock purchase plan maintained for our employees in the United Kingdom will be cancelled and converted into the right to receive the $31.55 per share merger consideration.

  Public Announcements

        We and Millipore agree to consult each other before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger, except as we or Millipore, as the case may be, reasonably conclude may be required by law or any listing agreement with a national securities exchange or national securities quotation system. We are not required to consult with Millipore if we make a public announcement in order for our board of directors to (1) withdraw (or modify in a manner adverse to Millipore), or publicly propose to withdraw its approval, recommendation, or declaration of the advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement or (2) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, a third party acquisition proposal (in the manner described below under "Proposal 1—The Merger Agreement—Acquisition Proposals; Change in Recommendation" on page 48).

  Benefits Continuation

        Until the later of January 1, 2007 and the date that our employees who are employed primarily in the United States and who remain employed by us or any of our subsidiaries following the merger (the "continuing employees") begin participation in Millipore's employee benefit plans, the continuing employees will receive employee benefits that, in the aggregate, are substantially comparable to those provided under our benefit plans (without giving effect to plans or arrangements providing for the issuance of capital stock or equity equivalents) as in effect immediately prior to the effective time of the merger. Neither Millipore nor the surviving corporation nor any of their respective subsidiaries has any obligation to issue or adopt plans or arrangements providing for the grant of equity-based compensation (except that if, prior to the time that the continuing employees begin participation in Millipore's employee benefit plans, Millipore makes its regular annual equity compensation grants to employees of Millipore and its subsidiaries for 2007, the continuing employees will be entitled to equity compensation opportunities consistent with similarly situated employees of Millipore and its subsidiaries). After the continuing employees begin participation in Millipore's employee benefit plans, they will be entitled to participate in Millipore's plans (including equity compensation plans but excluding defined benefit pension plans and post-employment welfare plans) to the same extent as other similarly situated employees of Millipore and its subsidiaries.

        Except as would result in a duplication of benefits for the same period of service or to the extent that continuing employees continue to participate in our employee benefit plans following the effective time of the merger, continuing employees will be given credit for all service with us and our subsidiaries (1) for purposes of eligibility for vacation under Millipore's vacation program, (2) for purposes of eligibility and participation under any health or welfare plan maintained by Millipore (other than any post-employment health or welfare plan), (3) for benefit accrual purposes under Millipore's severance plan (unless the applicable employee has an individual arrangement with us), and (4) for purposes of eligibility to participate and vesting under any employee pension benefit plan maintained by Millipore or any of its subsidiaries that is a defined contribution plan (but not for purposes of any other Millipore employee benefit plan). For any welfare plan maintained by Millipore in which continuing employees are eligible to participate after the effective time of the merger, Millipore will use reasonable efforts to waive all limitations as to pre-existing conditions and exclusions relating to participation and coverage requirements (to the extent such conditions and exclusions were satisfied or did not apply to such employees under plans maintained by us and our subsidiaries prior to the effective time of the merger) and will provide continuing employees with credit for any co-payments and deductibles paid prior to the effective time of the merger for satisfaction of analogous deductibles or out-of-pocket requirements.

        Our employees employed primarily outside the United States will be provided employee benefits by Millipore and its subsidiaries in accordance with applicable law.

  Our Debentures

        Millipore, Charleston Acquisition Corp. and we have each agreed to take all actions required under our indenture with The Bank of New York relating to our outstanding debentures in order to complete the merger and the transactions contemplated by the merger agreement.

  Our Rights Plan

        We have agreed that our board of directors will take all action reasonably requested by Millipore to render rights issued under our rights plan inapplicable to the merger and the transactions contemplated by the merger agreement. We have also agreed that, without Millipore's consent, we will not amend our rights plan or take any action under our rights plan.

  Millipore Financing

        We have agreed that, except as prohibited by law, we will reasonably cooperate in connection with Millipore's arrangement of financing in order to complete the merger and the transactions contemplated by the merger agreement, including (1) facilitating the pledge of collateral effective upon the completion of the merger, (2) providing financial and other relevant information regarding us as Millipore reasonably requests, (3) providing reasonably requested certificates and documents, (4) requesting our auditors to provide customary consents and comfort letters and (5) requesting customary legal opinions as are reasonably requested by Millipore.

Acquisition Proposals; Change in Recommendation

        We have agreed that we will not, nor will we authorize or permit any of our subsidiaries or representatives to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage or facilitate the submission of any third party acquisition proposal; or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information, or otherwise cooperate with, any third party acquisition proposal.

        However, this covenant will not prohibit us from furnishing information (pursuant to a customary confidentiality agreement no less restrictive of such person than the confidentiality agreement entered into between us and Millipore) to, or participating in discussions or negotiations with, any person or entity that makes a bona fide, written acquisition proposal prior to the adoption of the merger agreement by our shareowners if:

  •
  our board of directors (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) determines in good faith that the acquisition proposal constitutes or would reasonably be expected to lead to an acquisition proposal that would be more favorable to our shareowners than the merger from a financial point of view (taking into account all the terms and conditions of such proposal and the merger agreement, including any changes to the financial terms of the merger proposed by Millipore) and would be reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects to such proposal;

  •
  the acquisition proposal was not solicited by us after the date of the merger agreement, the acquisition proposal was made after the date of the merger agreement and the acquisition proposal did not result from our breach of the applicable provisions of the merger agreement;

  •
  our board of directors determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with our board's fiduciary duties to our shareowners under applicable law; and

  •
  any information provided to the third party making the acquisition proposal has been previously or will be contemporaneously provided to Millipore.

        We will promptly advise Millipore orally and in writing of the receipt of any acquisition proposal, including the material terms and conditions of the acquisition proposal and the identity of the person making the acquisition proposal and will as soon as practicable provide Millipore with copies of all correspondence and other written material sent by or received by us or our subsidiaries in connection with an acquisition proposal. We will continue to keep Millipore fully informed of the status and details of any acquisition proposal and any discussions and negotiations relating to the material terms and conditions of any such acquisition proposal.

        Except as set forth below, our board of directors (and each applicable committee of our board of directors) has agreed not to (1) withdraw (or modify in a manner adverse to Millipore) or publicly propose to withdraw (or modify in a manner adverse to Millipore) its approval, recommendation or declaration of advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement, (2) recommend, adopt or approve or propose publicly to recommend, adopt or approve an acquisition proposal, or (3) approve or recommend, or propose to approve or recommend, or allow us or any of our subsidiaries to enter into, a letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to, or that is intended to or would reasonably be expected to lead to, a transaction involving an acquisition proposal. If prior to the adoption of the merger agreement by our shareowners, our board of directors determines in good faith (after consultation with outside legal counsel and after giving effect to any proposed adjustments by Millipore to the terms and conditions of the merger agreement, as described in the next paragraph) that its failure to take such action would be inconsistent with its fiduciary duties to our shareowners under applicable law, our board of directors may:

  •
  withdraw (or modify in a manner adverse to Millipore) or publicly propose to withdraw (or modify in a manner adverse to Millipore) its approval, recommendation or declaration of advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement;

  •
  recommend, adopt or approve or propose publicly to recommend, adopt or approve an acquisition proposal; or

  •
  terminate the merger agreement and concurrently enter into an agreement relating to a superior proposal.

In any such case, however, our board of directors may only take such action at a time that is after the fifth business day following Millipore's receipt of written notice advising Millipore that our board of directors intends to take such action. During such five business day period, Millipore will have the opportunity to propose adjustments to the terms and conditions of the merger agreement to enable our board of directors to proceed with our recommendation to our shareowners; provided, however, that any proposed adjustment will be at the discretion of Millipore. If the financial or other material terms of the superior proposal are amended, we will be required to provide a new written notice to Millipore and there will be a new five business day period during which Millipore may propose adjustments to the terms and conditions of the merger agreement.

        As long as we comply with the restrictions summarized above, nothing in the merger agreement will prohibit us from (1) taking and disclosing to our shareowners, pursuant to Rule 14e-2(a) of the Exchange Act, a position with respect to a tender or exchange offer by a third party or (2) from making any disclosure to our shareowners if, in the good faith judgment of our board of directors

(after consultation with outside legal counsel), the failure to do so would be inconsistent with our board's obligations under applicable law.

        As described in this proxy statement, "acquisition proposal" means any inquiry, proposal or offer from a third party relating to, or that would reasonably be expected to lead to, (1) any direct or indirect acquisition of assets or businesses that constitute 15% or more of the revenues, net income or assets of us and our subsidiaries, taken as a whole, or 15% or more of any class of our equity securities or any of our subsidiaries, (2) any tender offer or exchange offer that if completed would result in any third party beneficially owning 15% or more of any class of equity securities of us or any of our subsidiaries, or (3) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving us or any of our subsidiaries pursuant to which any third party would own 15% or more of any class of equity securities of us or any of our subsidiaries or of any resulting parent company.

        As described in this proxy statement, "superior proposal" means any bona fide acquisition proposal made by a third party that if completed would result in such third party (or its stockholders) owning, directly or indirectly, all or substantially all of the shares of our common stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of our assets, which our board of directors determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (1) more favorable to our shareowners from a financial point of view than the merger (taking into account all the terms and conditions of such proposal and the merger agreement (including any changes to the financial terms of the merger agreement proposed by Millipore prior to the expiration of the five business day period referred to above)) and (2) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Amendment and Waiver

        The merger agreement may be amended, at any time before or after our shareowners adopt the merger agreement. However, after adoption of the merger agreement by our shareowners, no amendment can be made without first obtaining the approval of our shareowners if the amendment is otherwise required by law to be approved by our shareowners.

        Prior to the effective time of the merger, each of the parties to the merger agreement may:

  •
  extend the time for the performance of any of the obligations or other acts of any other party to the merger agreement;

  •
  waive any inaccuracy of any representations or warranties of any other party to the merger agreement set forth in the merger agreement or documents delivered by a party pursuant to the merger agreement; or

  •
  waive compliance with any of the agreements or conditions of any other party to the merger agreement set forth in the merger agreement, except that no waiver can be made by us without first obtaining the approval of our shareowners if the waiver is otherwise required by law to be approved by our shareowners.

Specific Performance

        The parties to the merger agreement have agreed that irreparable damage would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached. The parties will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of the merger agreement and to enforce specifically the merger agreement and its terms and provisions.

APPRAISAL RIGHTS

        The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Shareowners intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

        If the merger is consummated, dissenting holders of our common stock who follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such shareowner would otherwise be entitled to receive pursuant to the merger agreement.

        The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A shareowner of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

        Shareowners who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with us before the special meeting. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Shareowners electing to exercise their appraisal rights must not vote "FOR" the merger. Any proxy or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

        A demand for appraisal must be executed by or for the shareowner of record, fully and correctly, as such shareowner's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a shareowner of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

        A shareowner who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address at 5655 Spalding Drive, Norcross, Georgia 30092, Attention: Corporate Secretary. The written demand for appraisal should specify the shareowner's name and mailing address, and that the shareowner is thereby demanding appraisal of his, her or its share of our common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our shareowners who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger (but not thereafter), any shareowner who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the shareowner no later than the later of 10 days after the shareowner's request is received by us or 10 days after the latest date for delivery of a demand for appraisal under Section 262.

        Within 120 days after the effective time of the merger (but not thereafter), either we or any shareowner who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock owned by shareowners entitled to appraisal rights. We have no present intention to file such a petition if demand for appraisal is made.

        Upon the filing of any petition by a shareowner in accordance with Section 262, service of a copy must be made upon us. We must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all shareowners who have demanded payment for their shares and with whom we have not reached agreements as to the value of their shares. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the shareowners shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we will bear the costs thereof. The Delaware Court of Chancery may require the shareowners who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any shareowner that fails to comply with such direction.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which shareowners are entitled to appraisal rights and will appraise the shares owned by these shareowners, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

        Shareowners considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting shareowner, the court may order that all or a portion of the expenses incurred by any dissenting shareowner in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights generally will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" on page 33.

        Any shareowner who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to shareowners of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any shareowner will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement. After this period, a shareowner may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, shareowners' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any shareowner who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any shareowner without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any shareowner to comply fully with the procedures of Section 262 of the DGCL (as reproduced in Annex C to this proxy statement) may result in termination of such shareowner's appraisal rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of May 22, 2006 regarding the beneficial ownership of our common stock by:

  •
  each person who is known to us to be the beneficial owner of more than five percent of our common stock,

  •
  each director,

  •
  each of our executive officers who is named in the "Summary Compensation Table" included in the proxy statement for our 2006 Annual Meeting, and

  •
  all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock(2)
EARNEST Partners, LLC(3)	4,388,001	12.8
FMR Corp.(4)	2,606,604	7.6
Brown Capital Management, Inc.(5)	2,052,000	6.0
Columbia Wanger Asset Management, L.P.(6)	2,683,700	7.8
Chesapeake Partners Management Co., Inc. (7)	1,866,600	5.4
Luther King Capital Management Corporation(8)	1,776,729	5.2
David L. Bellitt(9)	66,066	*
Ralph E. Christoffersen, Ph.D.(10)	48,939	*
Robert J. Clanin(11)	33,771	*
David A. Dodd(12)	249,066	*
Ronald G. Gelbman(13)	34,189	*
Harold W. Ingalls(14)	145,700	*
Jeffrey D. Linton(15)	109,312	*
Gerard M. Moufflet(16)	60,000	*
Desmond H. O'Connell, Jr.(17)	159,237	*
Aaron J. Shatkin, Ph.D(18)	18,114	*
George M. Shaw, M.D., Ph.D.(19)	82,500	*
Philip A. Theodore(20)	74,397	*
Lawrence E. Tilton(21)	73,303	*
All current executive officers and directors as a group (consisting of 18 individuals)(22)	1,503,651	4.2

*
Less than 1%

(1)
This table identifies persons having voting and investment power with respect to the shares, or shares that would be issuable pursuant to options, performance share units, deferred stock units and restricted stock units as a result of the acceleration of vesting upon consummation of the merger, set forth opposite their names as of May 22, 2006, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to us by each of them. Unless otherwise stated, the address of each person identified in this table is c/o Serologicals Corporation, 5655 Spalding Drive, Norcross, Georgia 30092.

(2)
Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of our common stock outstanding as May 22, 2006. The number of shares of our common stock outstanding on May 22, 2006 was 34,188,173. For purposes of calculating each person's beneficial ownership, any shares that would be issuable pursuant to options, performance share units, deferred stock units and restricted stock units as described in footnote (1) are deemed to be beneficially owned by, and only outstanding with respect to, such person.

(3)
Based on Amendment No. 3, filed on February 7, 2006, to the Schedule 13G filed with the SEC as of December 31, 2003, by EARNEST Partners, LLC. This shareowner reported that, as of December 31, 2005, it was the beneficial owner of 4,388,001 shares of our common stock, with sole voting power over 1,479,378 shares, shared voting power over 1,505,610 shares and sole dispositive power over all of the shares. The address of this shareowner is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309.

(4)
Based on Amendment No. 3, filed on May 10, 2006, to the Schedule 13G filed with the SEC as of December 31, 2003, by FMR Corp. This shareowner reported that, as of May 10, 2006, it beneficially owned, with sole dispositive power, 2,606,604 shares of our common stock. It also reported that it had sole voting power over 824,800 of such shares and shared voting power with respect to none of such shares. FMR Corp., whose address is 82 Devonshire Street, Boston, Massachusetts 02109, is the parent corporation of, among other things, Fidelity Management & Research Company, a registered investment advisor.

(5)
Based on Amendment No. 2, filed on February 6, 2006, to the Schedule 13G filed with the SEC on August 5, 2004, by Brown Capital Management, Inc. This shareowner reported that, as of December 31, 2005, it beneficially owned, with sole dispositive power, 2,052,000 shares of our common stock. It also reported that it had sole voting power over 1,612,900 of such shares and shared voting power with respect to none of such shares. The address of this shareowner is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(6)
Based on the Schedule 13-G filed with the SEC on February 4, 2006, by Columbia Wanger Asset Management, L.P. This shareowner reported that, as of December 31, 2005, it beneficially owned, with sole dispositive and voting power, 2,683,700 shares of our common stock. WAM Acquisition GP, Inc. is the general partner of this shareowner. The address of the shareowner and its general partner are 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(7)
Based on the Schedule 13G filed with the SEC on May 8, 2006 by Chesapeake Partners Management Co., Inc., Mark D. Lerner and Traci Lerner. This shareowner reported that, as of May 5, 2006, Chesapeake Partners Limited Partnership owned 955,300 shares of our common stock and Chesapeake Partners International Ltd. owned 911,300 shares of our common stock. This shareowner serves as investment manager to each of Chesapeake Partners Limited Partnership and Chesapeake Partners International Ltd. It also serves as the General Partner of Chesapeake Partners Limited Partnership. Mr. and Ms. Lerner are officers of this shareowner. In such capacities, each of this shareowner and Mr. and Ms. Lerner may be deemed to have voting and investment power over the shares of our common stock held for each of Chesapeake Partners Limited Partnership and Chesapeake Partners International Ltd.

(8)
Based on Amendment No. 1, filed on February 10, 2006, to a Schedule 13-G filed with the SEC by Luther King Capital Management Corporation. This shareowner reported that, as of December 31, 2005, it beneficially owned, with sole dispositive power, 1,776,729 shares of our common stock. The address of Luther King Capital Management Corporation is 301 Commerce Street, Suite 1600, Fort Worth, TX 76102.

(9)
Includes (i) 20,536 shares of common stock that Mr. Bellitt has the right to acquire pursuant to vested options; (ii) 37,609 shares of common stock that Mr. Bellitt has the right to acquire pursuant to options that will vest upon the consummation of the merger; and (iii) 5,682 shares of common stock that Mr. Bellitt has the right to acquire pursuant to performance share units that will vest upon the consummation of the merger.

(10)
Includes (i) 37,918 shares of common stock that Dr. Christoffersen has the right to acquire pursuant to vested options and (ii) deferred stock units representing 5,971 shares of common stock distributable to Dr. Christoffersen upon the consummation of the merger.

(11)
Represents (i) 28,137 shares of common stock that Mr. Clanin has the right to acquire pursuant to vested options and (ii) deferred stock units representing 5,634 shares of common stock distributable to Mr. Clanin upon the consummation of the merger.

(12)
Includes (i) 77,268 shares of common stock that Mr. Dodd has the right to acquire pursuant to vested options; (ii) 91,804 shares of common stock that Mr. Dodd has the right to acquire pursuant to options that will vest upon the consummation of the merger; (iii) 12,327 shares of common stock that Mr. Dodd has the right to acquire pursuant to performance share units that will vest upon the consummation of the merger; (iv) deferred stock units representing 15,686 shares of common stock distributable to Mr. Dodd upon the consummation of the merger; and (v) 5,672 restricted stock units that are fully vested and exchangeable for a like number of shares of common stock.

(13)
Includes (i) 30,000 shares of common stock that Mr. Gelbman has the right to acquire pursuant to vested options and (ii) deferred stock units representing 1,229 shares of common stock distributable to Mr. Gelbman upon the consummation of the merger.

(14)
Includes (i) 75,101 shares of common stock that Mr. Ingalls has the right to acquire pursuant to vested options; (ii) 45,906 shares of common stock that Mr. Ingalls has the right to acquire pursuant to options that will vest upon the consummation of the merger; (iii) 5,926 shares of common stock that Mr. Ingalls has the right to acquire pursuant to performance share units that will vest upon the consummation of the merger; (iv) 137 shares of common stock that Mr. Ingalls has the right to acquire pursuant to restricted stock units that will vest upon the consummation of the merger; (v) deferred stock units representing 7,536 shares of common stock distributable to Mr. Ingalls upon the consummation of the merger; and (vi) 999 vested restricted stock units.

(15)
Includes (i) 50,204 shares of common stock that Mr. Linton has the right to acquire pursuant to vested options; (ii) 36,365 shares of common stock that Mr. Linton has the right to acquire pursuant to options that will vest upon the consummation of the merger; (iii) 4,962 shares of common stock that Mr. Linton has the right to acquire pursuant to performance share units that will vest upon the consummation of the merger; and (iv) deferred stock units representing 5,221 shares of common stock distributable to Mr. Linton upon the consummation of the merger; and (v) 1,791 deferred stock units that are fully vested and exchangeable for a like number of shares of common stock.

(16)
Includes 40,000 shares of common stock that Mr. Moufflet has the right to acquire pursuant to vested options.

(17)
Includes (i) 95,466 shares of common stock that Mr. O'Connell has the right to acquire pursuant to vested options and (ii) deferred stock units representing 15,807 shares of common stock distributable to Mr. O'Connell upon the consummation of the merger.

(18)
Represents (i) 15,836 shares of common stock that Dr. Shatkin has the right to acquire pursuant to vested options and (ii) deferred stock units representing 2,278 shares of common stock distributable to Dr. Shatkin upon the consummation of the merger.

(19)
Includes 72,500 shares of common stock that Dr. Shaw has the right to acquire pursuant to vested options.

(20)
Includes (i) 25,000 shares of common stock that Mr. Theodore has the right to acquire pursuant to vested options; (ii) 25,000 shares of common stock that Mr. Theodore has the right to acquire pursuant to options that will vest upon the consummation of the merger; (iii) 3,923 shares of common stock that Mr. Theodore has the right to acquire pursuant to performance share units that will vest upon the consummation of the merger; and (iv) deferred stock units representing 6,824 shares of common stock distributable to Mr. Theodore upon the consummation of the merger.

(21)
Includes (i) 50,000 shares of common stock that Mr. Tilton has the right to acquire pursuant to vested options and (ii) deferred stock units representing 10,303 shares of common stock distributable to Mr. Tilton upon the consummation of the merger.

(22)
Includes (i) 781,428 shares of common stock that members of the group have the right to acquire pursuant to vested options; (ii) 355,827 shares of common stock that members of the group have the right to acquire pursuant to options that will vest upon the consummation of the merger; (iii) 45,481 shares of common stock that members of the group have the right to acquire pursuant to performance share units that will vest upon the consummation of the merger; (iv) 137 shares of common stock that members of the group have the right to acquire pursuant to restricted stock units that will vest upon the consummation of the merger; (v) deferred stock units representing 52,483 shares of common stock distributable to executive officers upon the consummation of the merger; (vi) 9,884 vested restricted stock units; and (vii) deferred stock units representing 41,222 shares of common stock distributable to directors upon the consummation of the merger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since the beginning of 2005, Serologicals has not engaged in any transaction or series of similar transactions to which it was a party in which the amount exceeded $60,000 and which any of our directors, our executive officers or beneficial owners of more than 5% of our common stock or members of the immediate families of those individuals had or will have a direct or indirect material interest.

PROPOSAL 2—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

        If we fail to receive a sufficient number of votes to adopt the merger agreement, we may propose to adjourn or postpone the special meeting, if a quorum is present, for a period of not more than 120 days for the purpose of soliciting additional proxies to adopt the merger agreement. We currently do not intend to propose adjournment or postponement of our special meeting if there are sufficient votes to adopt the merger agreement. Approval of the proposal to adjourn or postpone our special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast at the special meeting by holders of shares of our common stock present or represented by proxy and entitled to vote thereon.

        Our board of directors recommends that you vote "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

OTHER MATTERS

Other Business at the Special Meeting

        The board of directors currently knows of no other business that will be presented for consideration at the special meeting. Nevertheless, should any business other than that set forth in the notice of special meeting of shareowners properly come before the meeting, the enclosed proxy confers discretionary authority to vote with respect to such matters, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

FUTURE SHAREOWNER PROPOSALS

        If the merger is completed, we will no longer have public shareowners and there will be no public participation in any future meetings of our shareowners. However, if the merger is not completed, our shareowners will continue to be entitled to attend and to participate in our shareowner meetings. We intend to hold an annual shareowners meeting in 2007 only if the merger is not completed, or if we are required to do so by law.

Shareowner Proposals

        For a shareowner proposal to be considered for inclusion in our proxy statement for the 2007 Annual Meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 30, 2006. If the date of the 2007 Annual Meeting is moved more than 30 days before or after the anniversary date of the 2006 Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Shareowner proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Serologicals Corporation
5655 Spalding Drive
Norcross, Georgia 30092
Fax: 678-728-2020

        For a shareowner proposal that is not intended to be included in our proxy statement under Rule 14a-8, the shareowner must give timely written notice of his or her proposal to the Corporate Secretary in accordance with our By-laws. To be timely given with respect to the 2007 Annual Meeting, the notice of a shareowner proposal must be delivered to or mailed and received at our principal executive offices

  •
  Not earlier than the close of business on February 9, 2007, and

  •
  Not later than the close of business on March 10, 2007.

        If the date of the 2007 Annual Meeting is not within 30 days before or after the anniversary of the 2006 Annual Meeting, then notice of a shareowner proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day after public announcement of the meeting date. The shareowner who gives the notice must have been a shareowner at the time the notice was given and must be entitled to vote at the meeting during which the business set forth in the proposal will be considered. The notice must set forth as to each matter the shareowner proposes to bring before the meeting the following information:

  •
  A brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting,

  •
  The name and address, as they appear on our stock transfer records, of the shareowner proposing the business,

  •
  The class and number of shares of common stock that the shareowner beneficially owns, and

  •
  A description of all arrangements or undertakings between the shareowner and any other person or persons (including their names) in connection with such business and any material interest of the shareowner in such business.

The shareowner must also comply with all applicable requirements of the Exchange Act that apply to the proposal.

Nomination of Director Candidates

        A shareowner may nominate a person or persons for election to our board of directors by giving timely written notice of his or her nomination to the Corporate Secretary. To be timely given with respect to the 2007 Annual Meeting, the notice must be delivered to or mailed and received at our principal executive offices

  •
  Not earlier than the close of business on February 9, 2007, and

  •
  Not later than the close of business on March 10, 2007.

        If the date of the 2007 Annual Meeting is not within 30 days before or after the anniversary of the 2006 Annual Meeting, then notice of a shareowner nomination must be received no later than the close of business on the tenth day after public announcement of the meeting date. The shareowner who makes the nomination must have been a shareowner at the time the nomination was made and must be entitled to vote at the meeting during which the nomination will be considered. The notice must set forth the following information:

  •
  As to each person nominated, all information relating to such person that is required to be disclosed in a solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14 under the Exchange Act (including such person's written consent to being named as a nominee and to serve as a director if elected),

  •
  The name and address, as they appear on our stock transfer records, of the shareowner making the nomination,

  •
  The class and number of shares of common stock that the shareowner beneficially owns, and

  •
  A description of all arrangements or undertakings between the shareowner and any other person or persons (including their names) in connection with such nomination and any material interest of the shareowner in such nomination.

The shareowner must also comply with all applicable requirements of the Exchange Act that apply to the nomination.

Copy of Bylaw Provisions

        You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

        Our public filings are also available to the public from document retrieval services and at the Internet site maintained by the SEC at www.sec.gov.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact Georgeson Shareholder Communications, Inc. our proxy solicitor, toll free at (877) 278-4757.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information that we file later with the SEC, prior to the closing of the merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.

        We incorporate by reference any documents that may be filed with the SEC between the date of this proxy statement and prior to the date of the special meeting of our shareowners. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act).

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Serologicals Corporation, Attention: Public Affairs, 5655 Spalding Drive, Norcross, Georgia 30092, Telephone: (678) 728-2018. If you would like to request documents, please do so by [                        ] [    ], 2006, in order to receive them before the special meeting. In addition, these documents may also be obtained through our website at www.serologicals.com.

        You should only rely on information provided in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                             , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareowners shall not create any implication to the contrary.

Annex A

Agreement and Plan of Merger

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of April 25, 2006

Among

MILLIPORE CORPORATION,

CHARLESTON ACQUISITION CORP.,

And

SEROLOGICALS CORPORATION

A-i

Annex I	Index of Defined Terms	A-45
Exhibit A	Restated Certificate of Incorporation of the Surviving Corporation	A-47

A-ii

        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April 25, 2006, among Millipore Corporation, a Massachusetts corporation ("Parent"), Charleston Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Parent ("Sub"), and Serologicals Corporation, a Delaware corporation (the "Company").

        WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), other than the Appraisal Shares and shares of Company Common Stock directly owned by Parent, Sub or the Company, together with the associated Rights, will be converted into the right to receive $31.55 in cash; and

        WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

The Merger

        SECTION 1.01.    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

        SECTION 1.02.    Closing.    The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03.    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.04.    Effects of the Merger.    The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05.    Certificate of Incorporation and By-laws.    (a) The Amended and Restated Certificate of Incorporation (as amended) of the Company (the "Company Certificate") shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Company Certificate shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        (b)   The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

        SECTION 1.06.    Directors.    The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.07.    Officers.    The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Effect of the Merger on the Capital Stock of the Constituent Corporations;
Exchange of Certificates

        SECTION 2.01.    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub:

          (a)    Capital Stock of Sub.    Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Cancelation of Treasury Stock and Parent-Owned Stock.    Each share of Company Common Stock that is directly owned by the Company, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares), together with the Rights associated therewith, shall be converted into the right to receive $31.55 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock and associated Rights shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (d)    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        SECTION 2.02.    Exchange of Certificates.    (a) Paying Agent.    Prior to the Effective Time, Parent shall appoint Computershare Trust Company, N.A. or another comparable bank or trust company agreed to by Parent and the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

          (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock (together with the associated Rights) previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

          (c)    No Further Ownership Rights in Company Common Stock.    All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock

  (together with the associated Rights) formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

          (d)    Termination of the Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration.

          (e)    No Liability.    None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (f)    Investment of Exchange Fund.    The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

          (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

          (h)    Withholding Rights.    Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE III

Representations and Warranties

        SECTION 3.01.    Representations and Warranties of the Company.    Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that any information set forth in one section of such disclosure schedule shall be deemed to apply to each other Section or subsection thereof to which its relevance is reasonably apparent on its face) delivered by the

Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a)    Organization, Standing and Corporate Power.    Each of the Company and its Subsidiaries has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted, except where the failure to have such government licenses, permits, authorizations or approvals individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent, prior to the execution of this Agreement, complete and accurate copies of the Company Certificate and its By-laws (the "Company By-laws"), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of the Company and each of its Subsidiaries, the Boards of Directors of the Company and each of its Subsidiaries and the committees of each of such Boards of Directors, in each case held since January 1, 2003 and prior to the date hereof.

          (b)    Subsidiaries.    Section 3.01(b) of the Company Disclosure Schedule lists each of the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation or formation and, as of the date hereof, each jurisdiction in which such Subsidiary is qualified or licensed to do business. All the issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, liens, charges, claims, options, mortgages, restrictions, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

          (c)    Capital Structure.    The authorized capital stock of the Company consists of 115,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). At the close of business on April 21, 2006, (i) 34,179,421 shares of Company Common Stock were issued and outstanding (including 19,339 shares of Company Common Stock subject to vesting or other forfeiture restrictions or repurchase conditions (shares so subject, "Company Restricted Stock"), but excluding shares of Company Common Stock held by the Company in its treasury), (ii) 4,462,964 shares of Company Common Stock were held by the Company in its treasury, (iii) 10,529,924 shares of Company Common Stock were reserved and available for issuance pursuant to the Company's 2005 Incentive Plan, 2001 Stock Incentive Plan, Amended and Restated 1995 Non-Employee Directors' Stock Option Plan, Second Amended and Restated 1994 Omnibus Incentive Plan, 1996 Employee Stock Purchase Plan (the "1996 ESPP") and the United Kingdom Share Incentive Plan (the "UK ESPP" and, together with the 1996 ESPP, the "ESPPs") (such plans, collectively, the "Company Stock Plans"), of which 1,957,681 shares of Company Common Stock were subject to outstanding

  Company Stock Options, (iv) 8,789,729 shares of Company Common Stock were reserved for issuance upon conversion of the 4.75% Convertible Senior Subordinated Debentures due 2033 of the Company (the "Company Debentures"), (v) 101,421 shares of Company Common Stock were reserved for issuance with respect to outstanding Company deferred stock units, (vi) 10,799 shares of Company Common Stock were reserved for issuance with respect to outstanding Company restricted stock units (and there were restricted stock units outstanding (payable in cash) representing 19,442 shares of Company Common Stock), (vii) a maximum of 91,424 shares of Company Common Stock could be issued pursuant to outstanding Company Performance Share Unit Awards and (viii) no shares of Company Preferred Stock were issued or outstanding or were held by the Company as treasury shares. At the close of business on April 21, 2006, 50,000 shares of Company Preferred Stock designated as Series B Preferred Stock were reserved for issuance in connection with the rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of August 1, 1999, between the Company and State Street Bank & Trust Company, N.A. (the "Rights Agreement"). Except as set forth above in this Section 3.01(c), at the close of business on April 21, 2006, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Debentures, Company Restricted Stock, Company Stock Options and rights under the ESPPs) that are linked to the value of Company Common Stock or the value of the Company or any part thereof granted under the Company Stock Plans or otherwise (collectively, "Company Stock-Based Awards"), other than the Company deferred stock units, the Company restricted stock units and the Company Performance Share Unit Awards. Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of April 21, 2006, of all (a) outstanding options to purchase shares of Company Common Stock from the Company pursuant to the Company Stock Plans or otherwise (other than rights under the ESPPs) (together with any other stock options granted after April 21, 2006, in accordance with the terms of this Agreement, the "Company Stock Options"), the grant dates, expiration dates, exercise or base prices (if applicable) and the names of the holders thereof, (b) all outstanding Company Stock-Based Awards, the number of shares of Company Common Stock (or other stock) subject thereto (or, in the case of Company Performance Share Unit Awards, the maximum number of shares of Company Common Stock that could be issued with respect thereto) and the names of the holders thereof and (c) all outstanding shares of Company Restricted Stock, the grant dates, vesting schedules, repurchase prices (if any) and names of the holders thereof. Each outstanding Company Stock Option, Company Stock-Based Award and share of Company Restricted Stock may, pursuant to its terms, be treated at the Effective Time as set forth in Section 5.04. The exercise price of each Company Stock Option is no less than the fair market value (as defined in the applicable Company Stock Plan) of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. The number of shares of Company Common Stock that could be acquired (x) with accumulated payroll deductions under the 1996 ESPP at the close of business on June 30, 2006 (assuming (1) the market price of a share of Company Common Stock as of the close of business on such date is equal to the Merger Consideration, (2) such date represents the last day of the relevant Purchase Period (as defined in the 1996 ESPP) and (3) payroll deductions continue at the current rate) will not exceed 13,000 shares, and (y) with accumulated payroll deductions under the UK ESPP at the close of business on May 23, 2006 (1) assuming the fair market value of a share of Company Common Stock at all relevant times on such date is equal to the Merger Consideration, (2) assuming payroll deductions continue at the current rate, (3) assuming the exchange rate at all relevant times is 1.75 U.S. dollars per 1.00 British pound and (4) including any matching shares that may be acquired pursuant to the UK ESPP) will not exceed 2,400 shares. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Debentures, Company Stock Options or Company Stock-Based Awards will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. From April 21, 2006, until the date of this Agreement, there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options, Company Stock-Based Awards and Company Debentures outstanding as of April 21, 2006, in accordance with their terms as in effect on April 21, 2006. Except for the Company Debentures, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c), as of the date of this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities. Except as set forth above in this Section 3.01(c), there are no outstanding (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of any Subsidiary of the Company, (2) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any Subsidiary of the Company or (3) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d)    Authority; Noncontravention.    The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the obtaining of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether considered in a proceeding at law or in equity). The Board of Directors of the Company, at a meeting duly called and held at which a quorum of directors of the Company were present, duly and by a unanimous vote of those present adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this

  Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by the Company and its Subsidiaries with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (x) the Company Certificate or the Company By-laws or the comparable organizational documents of any of its Subsidiaries, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, sublease, supply agreement, license agreement, development agreement or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (z) subject to the obtaining of the Stockholder Approval and the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the "HSR Act"), and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable foreign competition, merger control, antitrust or similar law or regulation, (2) the filing with the U.S. Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the Nasdaq National Market and (5) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (e)    Company SEC Documents.    (i) The Company has filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed or furnished by the Company since January 1, 2003 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents were prepared in accordance with, in all material respects, the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), the Exchange Act and the Sarbanes Oxley Act of 2002 (including the rules and regulations promulgated thereunder, "SOX") applicable to such Company SEC Documents, and none of the Company SEC Documents contained, when filed or furnished, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised, amended, supplemented or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, which individually or in the aggregate would require, pursuant to the Exchange Act or the Securities Act, an amendment, supplement or corrective filing to any such Company SEC Document. At the time it was filed, each of the financial statements (including the related notes) of the Company included in the Company SEC Documents was prepared in accordance with, in all material respects, the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the Company SEC Documents filed or furnished by the Company prior to the date of this Agreement (the "Filed Company SEC Documents"), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of the Company are, or have at any time since January 1, 2003 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

             (ii)  Neither the Company nor any of its Subsidiaries has any outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

            (iii)  The Company maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (B) that receipts and expenditures of the Company are being made only in accordance with authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the Company's financial statements.

            (iv)  The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

             (v)  Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

            (vi)  Since January 1, 2003, the Company has not received any oral or written notification of any (x) "significant deficiency" or (y) "material weakness" in the Company's internal controls over financial reporting. There is no outstanding "significant deficiency" or "material weakness" which the Company's independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in the Public Company Accounting Oversight Board's Auditing Standard No. 2, as in effect on the date hereof.

          (f)    Information Supplied.    None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

          (g)    Absence of Certain Changes or Events.    Except for liabilities incurred in connection with this Agreement and except as disclosed in the Filed Company SEC Documents or as expressly permitted pursuant to Section 4.01(a)(i) through (xvi), since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any Material Adverse Change, and from such date until the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any of its Subsidiaries, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its shareholders, (ii) any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (iii) any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of their respective capital stock, (iv) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries (each, a "Participant") of any increase in compensation, bonus or fringe or other benefits or any granting or payment of any type of compensation or benefits to any Participant not previously receiving or entitled to receive such type of compensation or benefits, except as was required under any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, and except for grants of bonus opportunities and increases in base compensation or benefits in each case in the ordinary course of business consistent with past practice, (B) any granting or payment by the Company or any of its Subsidiaries to any Participant of (1) any severance, termination, change in control or similar pay or benefits or any increases therein, or (2) any right to receive any severance, termination, change in control or similar pay or benefits, in each case except as was required under any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) any entry by the Company or any of its Subsidiaries into, or any amendment or termination of, (1) any employment, deferred compensation, consulting, severance, change of control, termination, indemnification, employee benefit, loan, stock repurchase or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, or (2) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such Contracts under this clause (C), including any such Contract which is entered into on or after the date of this Agreement, collectively, "Company Benefit Agreements"), (D) any payment of any benefit under, or the grant of any award under, or any amendment to, or termination of, any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including in respect of Company Stock Options, Company Restricted Stock, Company Stock-Based Awards, rights under the ESPPs, "phantom" stock, stock appreciation rights, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or on any awards made thereunder), except as required to comply with applicable law or any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, and except as expressly permitted by clause (A) of this Section 3.01(g)(iv), (E) the taking of any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or Company Benefit Agreement or (F) the taking of any action to accelerate the vesting or payment of any compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP or (vii) any material tax election or any settlement or compromise of any material income tax liability.

          (h)    Litigation.    Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

          (i)    Contracts.    Except as disclosed in the Filed Company SEC Documents and except with respect to licenses and other agreements relating to intellectual property, which are the subject of Section 3.01(p), as of the date hereof, neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has entered into any Contract with any Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed Company SEC Documents. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any Contract or covenant restricting the Company's or any of its Subsidiaries' ability to compete or by any Contract or covenant restricting in any material respect the research, development, distribution, sale, supply, license, marketing or manufacturing of products or services of the Company or any of its Subsidiaries.

          (j)    Compliance with Laws; Environmental Matters.    (i) Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and taxes, which are the subjects of Sections 3.01(j)(ii), 3.01(l) and 3.01(n), respectively, each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of all Governmental Entities (collectively, "Legal Provisions") applicable to it (or, to the extent necessary to carry on its business and operations as currently conducted, its customers), its properties, facilities or other assets, its business or operations or any product that is developed, manufactured, tested, distributed and/or marketed by it, except for failures to be in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, "Permits"), including all Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, and all required certifications of the United States Department of Agriculture, necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as currently conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for any such default or violation that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger by the Company, in and of itself, would not cause the revocation or cancelation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity, including any written notice or warning from any Governmental Entity regarding deficiencies in compliance with any Legal Provision, and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties, facilities or other assets or products, under any Legal Provision is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

             (ii)  Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect: (A) each of the Company and its Subsidiaries is, and has been, in compliance with all Environmental Laws and has obtained and complied with all Permits required under any Environmental Laws to own, lease or operate its properties or other assets and to carry on its business and operations as currently conducted; (B) there have been no Releases or threatened Releases of Hazardous Materials in, on, under or affecting any properties currently or formerly owned, leased or operated by the Company, any of its Subsidiaries or any of its former Subsidiaries; (C) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and neither the Company nor any of its Subsidiaries has received any notice of any such investigation, suit, claim, action or proceeding; (D) neither the Company nor any of its Subsidiaries has entered into or assumed by Contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (E) to the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, proceeding, compliance obligation or liability against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws. The term "Environmental Laws" means all applicable Federal, state, local and foreign laws, statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits, treaties or binding Contracts issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Materials" means (1) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances or (2) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

          (k)    Absence of Changes in Company Benefit Plans; Labor Relations.    (i) From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption, amendment or termination by the Company or any of its Subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement, agreement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any Participant, but not including the Company Benefit Agreements (all such plans, programs, policies, arrangements, agreements and understandings, including any such plan, program, policy, arrangement, agreement or understanding entered into or adopted on or after the date of this Agreement, collectively, the "Company Benefit Plans"), or any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan, or any change in the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined, other than amendments or other changes as required to ensure that such Company Pension Plan is not then out of compliance with applicable law, or reasonably determined by the Company to be necessary or appropriate to preserve the qualified status of a Company Pension Plan under Section 401(a) of the Code. Except as disclosed in the Filed Company SEC Documents, as of the date of this Agreement, there are not any Company Benefit Agreements.

             (ii)  There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. No employees of the Company or any of its Subsidiaries are or since January 1, 2003, have been, represented by any union with respect to their employment by the Company or such Subsidiary. There is not pending, and, since January 1, 2003, there has not been, any labor dispute, labor strike, union organization attempt or work stoppage, slowdown or lockout involving the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is, or since January 1, 2003, has been, the subject of any suit, action or proceeding which is pending or, to the Knowledge of the Company, threatened, asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel it to bargain with any labor union or labor organization. Each of the Company and its Subsidiaries is, and since January 1, 2003, has been, in compliance in all material respects with all applicable laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and is not, and since January 1, 2003, has not, engaged in any material unfair labor practice.

          (l)    ERISA Compliance.    (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a "Company Pension Plan"), each Company Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans and Company Benefit Agreements in effect as of the date of this Agreement. The Company has provided or made available to Parent complete and accurate copies of (A) each such Company Benefit Plan and Company Benefit Agreement (or, in the case of any unwritten Company Benefit Plans or Company Benefit Agreements, written descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required under applicable law), (C) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required under applicable law and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in all material respects in accordance with its terms and with the applicable provisions of ERISA, the Code and all other applicable laws, including the laws of foreign jurisdictions, and the terms of all applicable collective bargaining agreements.

             (ii)  All Company Pension Plans intended to be tax qualified have received, or currently applied for, favorable determination or opinion letters from the IRS with respect to all tax law changes with respect to which the IRS is currently willing to provide such a letter, to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such letter has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent letter or application therefor relating to any such Company Pension Plan that would reasonably be expected to adversely affect the qualification of such Company Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA. All Company Pension Plans required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to adversely affect any such approval relating thereto or increase the costs relating thereto. The Company has delivered or made available to Parent a complete and accurate copy of the most recent determination letter received prior to the date hereof with respect to each Company Pension Plan, as well as a complete and accurate copy of each pending application for such a letter, if any.

            (iii)  Neither the Company nor, within the last six years, any Commonly Controlled Entity (A) has maintained, contributed to or been required to contribute to, or has any actual or contingent liability under, any Company Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code or that is otherwise a defined benefit pension plan or (B) has any unsatisfied liability under Title IV of ERISA or Section 412 of the Code.

            (iv)  All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed. None of the Company or any of its Subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or Company Benefit Agreement or asserting any rights or claims to benefits under any Company Benefit Plan or Company Benefit Agreement that would reasonably be expected to give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that would reasonably be expected to give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

             (v)  All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. No Company Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

            (vi)  With respect to each Company Benefit Plan, (A) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any trustee, administrator or other fiduciary of such Company Benefit Plan (a "Non-Affiliate Plan Fiduciary"), has engaged that would reasonably be expected to subject the Company or any of its Subsidiaries or any Non-Affiliate Plan Fiduciary, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable law and (B) none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any Non-Affiliate Plan Fiduciary has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company, any of its Subsidiaries, any of their respective officers, directors, employees or any Non-Affiliate Plan Fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law. To the Knowledge of the Company, there has not been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

           (vii)  Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Company Benefit Plan and each Company Benefit Agreement that is an employee welfare benefit plan is (A) unfunded or self-insured, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism, or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (other than for benefits then payable under such plan without regard to such amendment or termination) to the Company or any of its Subsidiaries at any time after the Effective Time. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state or local law with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state or local law. No Company Benefit Plan or Company Benefit Agreement that is an employee welfare benefit plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

          (viii)  Except as otherwise contemplated by this Agreement, none of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction expressly contemplated by this Agreement will (including as a result of any termination of employment on or following the Effective Time) (A) entitle any Participant to severance, termination, change in control or similar pay or benefits, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, or increase the cost of, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

            (ix)  Neither the Company nor any of its Subsidiaries has any material liability or obligations, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and improperly treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

             (x)  No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

            (xi)  Each Company Benefit Plan and each Company Benefit Agreement that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code (a "Nonqualified Deferred Compensation Plan") subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (A) Section 409A of the Code and (B)(1) the Proposed Regulations issued thereunder or (2) IRS Notice 2005-1 (clauses (A) and (B), together, the "409A Authorities"). No Company Benefit Plan or Company Benefit Agreement that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the "AJCA"), has been "materially modified" within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA and the 409A Authorities.

          (m)    No Excess Parachute Payments.    Other than payments that may be made to persons set forth on Section 3.01(m) of the Company Disclosure Schedule (the "Primary Company Executives"), (i) no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any Participant who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or other compensation arrangement would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and (ii) no such disqualified individual is entitled to receive any additional payment (e.g., any tax gross up or other payment) from the Company, Parent, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual. The Company has provided to Parent (A) the Company's good faith estimates of the maximum amount that could be received (whether in cash or property or the vesting of property, and including the amount of any tax gross up) by each Primary Company Executive as a result of the Merger or any other transaction contemplated by this Agreement (alone or in combination with any other event) under all Company Benefit Agreements and Company Benefit Plans and (B) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive, calculated as of the date of this Agreement.

          (n)    Taxes.    (i) Each of the Company and its Subsidiaries has filed or has caused to be filed in a timely manner (within any applicable extension period) all tax returns required to be filed. All such tax returns are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable laws and regulations. Each of the Company and its Subsidiaries has paid or caused to be paid (or the Company has paid on its behalf) all taxes due and owing, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (determined in accordance with GAAP) (excluding any reserves for deferred taxes established to reflect timing differences between book and tax income) for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

             (ii)  No tax return of the Company or any of its Subsidiaries is, or with respect to income tax returns has been within the last five years, under audit or examination by any taxing authority, and no written notice has been received by the Company or any of its Subsidiaries that any audit, examination or similar proceeding is pending, proposed or asserted with regard to any taxes or tax returns of the Company or any of its Subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of taxes due and owing by the Company or any of its Subsidiaries. Each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company. The relevant statute of limitations is closed with respect to the income tax returns of the Company and each of its Subsidiaries for all years through 2001. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or any of its Subsidiaries, nor has any request been made for any such extension, and no currently effective power of attorney (other than powers of attorney authorizing employees of the Company or any of its Subsidiaries to act on behalf of the Company or any of its Subsidiaries) with respect to any taxes has been executed or filed with any taxing authority.

            (iii)  Except as included in the determination of deferred income tax or otherwise accrued or reserved for on the financial statements of the Company (or the notes thereto) included in the Filed Company SEC Documents, none of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) an open transaction disposition made on or before the Effective Time, (B) a prepaid amount received on or prior to the Effective Time, (C) the installment method of accounting, (D) the completed contract method of accounting, (E) the long-term contract method of accounting, (F) the cash method of accounting or Section 481 of the Code or (G) any comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

            (iv)  The Company and each of its Subsidiaries have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of any material amount of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any Federal, state, local or foreign tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under applicable laws.

             (v)  None of the Company or any of its Subsidiaries has within the last two years constituted either a "distributing corporation" or a "controlled corporation" as such terms are defined in Section 355 of the Code in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

            (vi)  Neither the Company nor any of its Subsidiaries joins or has joined, for any taxable period in the filing of any affiliated, aggregate, consolidated, combined or unitary tax return other than consolidated tax returns for the consolidated group of which the Company is the common parent.

           (vii)  Neither the Company nor any of its Subsidiaries has entered into a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

          (viii)  No written claim has ever been made by any authority in a jurisdiction where any of the Company or its Subsidiaries does not file a tax return that the Company or any of its Subsidiaries is, or may be, subject to a material amount of tax by that jurisdiction.

            (ix)  Neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

             (x)  No "ownership change" (as described in Section 382(g) of the Code) has occurred, or is expected to occur prior to the Effective Time, that would have the effect of limiting the use of "pre-change tax losses" (as described in Section 382(d) of the Code) of the Company and its Subsidiaries following the Effective Time.

            (xi)  No taxing authority has asserted in writing any material liens for taxes with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for taxes not yet due and payable.

           (xii)  Neither the Company nor any of its Subsidiaries (other than any Subsidiary that is a member of the Company's consolidated group for United States federal income tax purposes) has been a United States real property holding corporation within the meaning of

    Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (xiii)  As used in this Agreement (A) "tax" or "taxes" shall include (whether disputed or not) all (x) Federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer and other taxes, duties and similar governmental charges or fees of any kind whatsoever, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being or having been a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) liability for the payment of any amounts as a result of being or having been party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); (B) "taxing authority" means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (C) "tax return" or "tax returns" means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

          (o)    Real Property.    (i) Section 3.01(o)(i) of the Company Disclosure Schedule contains a complete and accurate list of all material real property owned by the Company and its Subsidiaries (the "Owned Real Property"). (A) The Company or its applicable Subsidiary has good and marketable title to each Owned Real Property subject to no Liens except Permitted Liens, (B) neither the Company nor any of its Subsidiaries has leased or otherwise granted to anyone the right to use or occupy any Owned Real Property or any portion thereof, (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase any Owned Real Property or any portion thereof or interest therein, (D) all improvements on the Owned Real Property are, in all material respects, in good condition and repair and sufficient for the operation of the Company's or the applicable Subsidiary's business as currently conducted and (E) there is no condemnation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Owned Real Property or any portion thereof or interest therein.

             (ii)  Section 3.01(o)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all material real property leased by the Company and its Subsidiaries (the "Leased Real Property", and together with the Owned Real Property, the "Real Property"). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) all leases (including subleases) of real property under which the Company or any of its Subsidiaries is a lessee or sublessee (the "Leases") are in full force and effect, (B) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party to any such Lease, is in default under any of the Leases, and no event has occurred which, with notice or lapse of time, would constitute a default by the Company or any of its Subsidiaries under any of the Leases and (C) the transactions contemplated by this Agreement do not require the consent of any other party to a Lease. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy any Leased Real Property or any portion thereof, and neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein.

            (iii)  The Real Property comprises all of the material real property used in the business of the Company and its Subsidiaries as currently conducted.

          (p)    Intellectual Property.    (i) The Company and its Subsidiaries own all right, title and interest to, or are validly licensed or otherwise have the right to use, all Intellectual Property Rights used in, or, to the Knowledge of the Company, necessary to conduct, the business of the Company and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has taken commercially reasonable and appropriate actions to maintain good and valid right and title in and to protect all such Intellectual Property Rights free of any Liens (with respect to licensed Intellectual Property Rights, to the extent the Company has the right to take such actions with respect to such licensed Intellectual Property Rights). Section 3.01(p) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of: (A) all patents and applications therefor, registered trademarks and applications therefor, domain name registrations (if any) and copyright registrations (if any) owned by the Company or any of its Subsidiaries and (B) all options, rights, licenses or interests of any kind relating to Intellectual Property Rights (including Intellectual Property Rights of a type described in the foregoing clause (A)) that are material to the Company and its Subsidiaries, taken as a whole, granted (1) to the Company or any of its Subsidiaries (other than software licenses for generally available software and except pursuant to employee proprietary invention agreements (or similar employee agreements), non-disclosure agreements and consulting agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business), and (2) by the Company or any of its Subsidiaries to any other person.

             (ii)  Neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, diluted or otherwise come into conflict with any Intellectual Property Rights of any other person, except for any such interference, infringement, misappropriation or other conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No claims are pending or, to the Knowledge of the Company, threatened, nor are there any outstanding judgments, injunctions, orders or decrees as of the date of this Agreement, against the Company or any of its Subsidiaries by any person with respect to the ownership, validity, enforceability, effectiveness, sale, manufacture or use in the business of the Company and its Subsidiaries of any Intellectual Property Right, except for such claims, judgments, injunctions, orders or decrees that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no other person has infringed upon or misappropriated any Intellectual Property Rights of the Company or any of its Subsidiaries, except for any such infringement or misappropriation that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

            (iii)  The Company and its Subsidiaries have used commercially reasonable efforts to maintain their trade secrets in confidence, including the development of a policy for the protection of intellectual property and periodic training for all employees of the Company and its Subsidiaries on the implementation of such policy and requiring certain employees of the Company and its Subsidiaries to execute confidentiality agreements with respect to intellectual property developed for or obtained from the Company or any of its Subsidiaries.

            (iv)  As used in this Agreement, "Intellectual Property Rights" means, collectively, whether arising under the laws of the United States or any other state, country or jurisdiction: (A) ideas, formulas, patterns, designs, utility models, compositions, programs, methods, inventions, know-how, manufacturing and production and all other processes, procedures and techniques, research and development information and technical data (whether patentable or unpatentable and whether or not reduced to practice) and other trade secrets and confidential information, patents, patent applications and patent disclosures; (B) trademarks, service marks, trade dress, trade names, logos and corporate names (in each case, whether registered or unregistered) and registrations and applications for registration thereof; (C) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (D) computer software, data, data bases and documentation thereof; and (E) domain name registrations.

          (q)    Voting Requirements.    Assuming that the representation in Section 3.02(g) is true and correct, the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (r)    State Takeover Statutes.    The Board of Directors of the Company has duly approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and, assuming that the representation in Section 3.02(g) is true and correct, such approval represents all the actions necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL ("Section 203")) set forth in Section 203 to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

          (s)    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other person, other than JPMorgan Securities Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent complete and accurate copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (t)    Opinion of Financial Advisor.    The Company has received the opinion of JPMorgan Securities Inc., dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, a signed copy of which opinion has been, or will promptly be, made available to Parent.

          (u)    Insurance.    Section 3.01(u) of the Company Disclosure Schedule contains a complete and accurate list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business) as of the date hereof, and the Company has heretofore made available to Parent a complete and accurate copy of all such policies, including all occurrence-based policies applicable to the Company (or its assets or business) for all periods prior to the Closing Date. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancelation or termination has been received with respect to any such policy except for such policies, premiums, cancelations or terminations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Such policies are sufficient for compliance by the Company with (i) all requirements of applicable laws and (ii) all Contracts to which the Company is a party, and each of the Company and its Subsidiaries has complied with the provisions of each such policy under which it is an insured party, except where the failure to comply individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last five years. There are no pending or, to the Knowledge of the Company, threatened claims under any insurance policy that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect, for which the Company or any of its Subsidiaries has received written notification of any defense to coverage or reservation of rights in connection with such claim.

          (v)    Rights Agreement.    The Company has taken all actions necessary on the part of the Company to (i) render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) ensure that (x) none of Parent, Sub or any other Subsidiary or Affiliate of Parent is an "Acquiring Person" or a "Principal Party" (in each case as defined in the Rights Agreement) and (y) none of a "Distribution Date", a "Triggering Event" or a "Stock Acquisition Date" (in each case as defined in the Rights Agreement) occurs, in the case of clauses (x) and (y), by reason of the execution of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and (iii) ensure that neither Section 11 nor Section 13 of the Rights Agreement will apply to the Merger or the other transactions contemplated by this Agreement.

        SECTION 3.02.    Representations and Warranties of Parent and Sub.    Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that any information set forth in one section of such disclosure schedule shall be deemed to apply to each other Section or subsection thereof to which its relevance is reasonably apparent on its face) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

          (a)    Organization, Standing and Corporate Power.    Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each material jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.

          (b)    Authority; Noncontravention.    Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Sub under (x) the Restated Articles of Organization or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (y) any Contract to which Parent or Sub is a party or any of their respective properties or other assets is subject, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, and in each case, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby. No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable foreign competition, merger control, antitrust or similar law or regulation and (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

          (c)    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (d)    Interim Operations of Sub.    Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (e)    Capital Resources.    Parent has cash on hand and committed financing that, together, will at the Effective Time be sufficient to pay the aggregate Merger Consideration and amounts payable pursuant to Section 5.04. Parent has made available to the Company a copy of the commitment letter, dated as of April 24, 2006, setting forth the terms of the committed financing available to Parent in connection with the transactions contemplated by this Agreement (the "Commitment Letter"), which Commitment Letter is in full force and effect. All commitment and other fees required to be paid under the Commitment Letter prior to the date hereof have been paid. To the Knowledge of Parent, there is no state of facts existing as of the date of this Agreement that will preclude satisfaction as of the Effective Time of the conditions contemplated by the Commitment Letter.

          (f)    Brokers.    No broker, investment banker, financial advisor or other person, other than UBS Securities LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

          (g)    Interested Stockholder.    None of Parent, Sub or any of their "affiliates" or "associates" is, or has been within the last three years, an "interested stockholder" of the Company as those terms are defined in Section 203.

ARTICLE IV

Covenants Relating to Conduct of Business

        SECTION 4.01.    Conduct of Business.    (a) Conduct of Business by the Company.    During the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule or as consented to in writing in advance by Parent or as otherwise expressly permitted or required pursuant to this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws, rules, regulations and treaties and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in Section 4.01(a) of the Company Disclosure Schedule or as otherwise expressly permitted or required pursuant to this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent:

            (i)  (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its shareholders, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any options, warrants, calls or rights to acquire any such shares or other securities, other than in connection with (1) the forfeiture of Company Stock Options, Company Restricted Stock and Company Stock-Based Awards and (2) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to Company Stock Options, Company Restricted Stock and Company Stock-Based Awards;

           (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than (x) the issuance of shares of Company Common Stock upon the conversion of Company Debentures, or the exercise of Company Stock Options and rights under the ESPPs or vesting of Company Stock-Based Awards (subject to Section 5.04), in each case outstanding on the date hereof in accordance with their terms on the date hereof, (y) the issuance of the Rights and capital stock pursuant to the terms of the Rights Agreement and (z) as required under any Company Benefit Agreement or Company Benefit Plan in effect on the date of the most recent audited financial statements included in the Filed Company SEC Documents);

          (iii)  amend (x) the Company Certificate or the Company By-laws or other comparable charter or organizational documents of any of the Company's Subsidiaries or (y) the Indenture dated as of August 20, 2003, between the Company and The Bank of New York, as trustee, with respect to the

  Company Debentures, in each case except as may be required by law or the rules and regulations of the SEC or The Nasdaq Stock Market, Inc.;

          (iv)  directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that, individually, has a purchase price in excess of $1,000,000 or, in the aggregate, have a purchase price in excess of $5,000,000, except for new capital expenditures, which shall be subject to the limitations of clause (vii) below, and except for purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

           (v)  (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets (excluding Intellectual Property Rights) or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice, (y) enter into, modify or amend any lease of property, except in the ordinary course of business consistent with past practice, or (z) modify, amend, terminate or permit the lapse of any material Lease or other material Contract relating to any real property;

          (vi)  (x) incur any indebtedness for borrowed money in excess of $500,000 or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in respect of travel or other customary business expenses in the ordinary course of business consistent with past practice;

         (vii)  make any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000;

        (viii)  except as required by law or any judgment by a court of competent jurisdiction, (v) pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (w) cancel any indebtedness (other than upon the conversion of any Company Debentures outstanding on the date hereof in accordance with their terms on the date hereof), (x) waive or assign any claims or rights of substantial value, (y) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar Contract to which the Company or any of its Subsidiaries is a party or (z) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar Contract to which the Company or any of its Subsidiaries is a party;

          (ix)  enter into any Contracts (other than licenses of Intellectual Property Rights granted to or by the Company or any of its Subsidiaries) relating to the research, development, distribution, sale, supply, marketing, co-promotion or manufacturing of products of the Company or any Subsidiary of the Company or products licensed by the Company or any Subsidiary of the Company which, individually, has aggregate estimated or expected future payment or other obligations of the

  Company and its Subsidiaries with a value in excess of $1,000,000 or, in the aggregate, have estimated or expected future payment or other obligations of the Company and its Subsidiaries with a value in excess of $5,000,000;

           (x)  enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) adversely affect in any material respect the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

          (xi)  enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

         (xii)  sell, transfer or license to any person or otherwise extend, amend or modify any rights to any of the material Intellectual Property Rights of the Company or any of its Subsidiaries, or license any material Intellectual Property Rights from any person, other than licenses of Intellectual Property Rights granted to or by the Company or any of its Subsidiaries that both (A) are entered into in the ordinary course of business consistent with past practice and (B) do not involve, individually, payment or other obligations of the Company and its Subsidiaries or of any other person with an aggregate value reasonably estimated by the Company to be in excess of $500,000;

        (xiii)  except as otherwise contemplated by this Agreement or as required to ensure that any Company Benefit Plan or Company Benefit Agreement is not then out of compliance with applicable law or as required under any Company Benefit Agreement or Company Benefit Plan in effect on the date of the most recent audited financial statements included in the Filed Company SEC Documents, (A) adopt, enter into, terminate or amend any Company Benefit Plan, Company Benefit Agreement or collective bargaining agreement, other than amendments that are immaterial or administrative in nature, (B) increase in any manner the compensation, bonus or fringe or other benefits of any Participant, or grant or pay any type of compensation or benefits to any Participant not previously receiving or entitled to receive such type of compensation or benefits, except for increases in cash compensation (including cash bonuses) to Participants in the ordinary course of business consistent with past practice; provided, however, that such increases in cash compensation and the amounts of such cash bonuses shall not, in the aggregate, exceed the amounts set forth in Section 4.01(a)(xiii) of the Company Disclosure Schedule, (C) grant or pay to any Participant (1) any severance, termination, change in control or similar pay or benefits or increase such pay or benefits or (2) any right to receive any severance, termination, change in control or similar pay or benefits, (D) pay any benefit under, or grant any award under or amend or terminate any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including the grant of Company Stock Options, Company Restricted Stock, Company Stock-Based Awards, rights under the ESPPs, "phantom" stock, stock appreciation rights, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of existing restrictions in any Company Benefit Agreements or Company Benefit Plans or on any awards made thereunder), other than as expressly permitted pursuant to clause (B), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, (F) take any action to accelerate the vesting or payment of any compensation or benefits under any Company Benefit Plan or Company Benefit Agreement or (G) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

        (xiv)  except as required by GAAP, revalue any material assets of the Company or any of its Subsidiaries or make any change in accounting methods, principles or practices; or

         (xv)  authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

        (b)    Other Actions.    The Company, Parent and Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

        (c)    Advice of Changes; Filings.    The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement becoming untrue or inaccurate or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that, in any such case, the conditions set forth in Sections 6.02(a), 6.02(b), 6.03(a) or 6.03(b) will not be satisfied at the Closing; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall, to the extent permitted by law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

        (d)    Certain Tax Matters.    (i) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (A) timely file all tax returns ("Post-Signing Returns") required to be filed by or on behalf of each such entity; (B) timely pay all taxes due and payable; (C) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable but not yet due; (D) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of tax and not settle or compromise any such Action without Parent's consent (such consent not to be unreasonably withheld, delayed or conditioned); and (E) not make any material tax election (other than an election under Section 338(h)(10) of the Code in connection with the acquisition by the Company of the stock of Linco Research, Incorporated and LINCO Diagnostic Services, Inc.) or settle or compromise any material tax liability, other than with Parent's consent (such consent not to be unreasonably withheld, delayed or conditioned) or other than in the ordinary course of business. Any tax returns described in this Section 4.01(d) shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company.

           (ii)  The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the payment of the Merger Consideration and any payments made in respect of Appraisal Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

        SECTION 4.02.    No Solicitation.    (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage or facilitate any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bonafide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement; provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

        The term "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent or any of its controlled Affiliates) relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets or businesses that constitute 15% or more of the revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person (other than Parent or any of its controlled Affiliates) beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person (other than Parent or any of its controlled Affiliates) or the shareholders of any person (other than Parent or any of its controlled Affiliates) would own 15% or more of any class of equity securities of the Company or any of its Subsidiaries or of any resulting parent company of the Company, other than the transactions contemplated by this Agreement.

        The term "Superior Proposal" means any bona fide Takeover Proposal made by a third party that if consummated would result in such person (or its stockholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (x) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent prior to the expiration of the five business day period referred to below (if applicable) in response to such offer or otherwise)) and (y) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

        (b)   Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, if such Board of Directors determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law, (x) make a Company Adverse Recommendation Change or (y) in response to a Superior Proposal that was not solicited after the date hereof and was made after the date hereof and did not result from a breach of this Section 4.02, cause the Company to terminate this Agreement (and concurrently with such termination enter into an Acquisition Agreement with respect to such Superior Proposal); provided, however, that (1) no Company Adverse Recommendation Change may be made and (2) no such termination of this Agreement by the Company may be made, in each case until after the fifth business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company intends to make a Company Adverse Recommendation Change or terminate this Agreement pursuant to this Section 4.02(b). Such notice from the Company to Parent shall specify the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new five business day period). In determining whether to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to this Section 4.02(b), the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent prior to the expiration of the five business day period referenced above in response to any such written notice by the Company or otherwise.

        (c)   In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including any changes thereto) and the identity of the person making any such Takeover Proposal. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Takeover Proposal and any discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material (including draft agreements) sent by or provided to the Company or any of its Subsidiaries in connection with any such Takeover Proposal.

        (d)   Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would be inconsistent with its obligations under applicable law, including the Board of

Directors' duty of candor to the stockholders of the Company; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

ARTICLE V

Additional Agreements

        SECTION 5.01.    Preparation of the Proxy Statement; Stockholders' Meeting.    (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent.

        (b)   The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Sections 4.02(b) and 4.02(d), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement.

        SECTION 5.02.    Access to Information; Confidentiality.    Except to the extent prohibited by applicable law, the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries' properties, books, Contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (b) a copy of each correspondence or written communication with any United States Federal or state Governmental Entity and (c) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement dated as of January 20, 2006, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this

Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

        SECTION 5.03.    Commercially Reasonable Efforts.    Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties; provided that none of the Company, Parent or Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents. In connection with and without limiting the foregoing, the Company and Parent shall duly file with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report form (the "HSR Filing") required under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable. The HSR Filing shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. The Company and its Board of Directors shall (1) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. No party shall voluntarily extend any waiting period under the HSR Act and/or enter into any agreement with a Governmental Entity to delay or not to consummate the Merger or any of the other transactions contemplated by this Agreement except with the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned and which reasonableness shall be determined in light of each party's obligation to do all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement). If any objections are asserted with respect to the Merger or this Agreement under any applicable antitrust or competition law, or if any suit or proceeding is instituted by any Governmental Entity or any other person challenging the Merger or this Agreement as violative of any applicable antitrust or competition law, the parties shall use their commercially reasonable efforts to resolve such objections, suit or proceeding. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective Subsidiaries.

        SECTION 5.04.    Equity-Based Awards.    (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the following:

            (i)  (A) prior to the Effective Time, each outstanding unvested Company Stock Option shall automatically accelerate so that each such Company Stock Option shall become fully exercisable for all shares of Company Common Stock at the time subject to such Company Stock Option and may be exercised by the holder thereof for any or all of such shares and (B) upon the Effective Time, all outstanding Company Stock Options shall be canceled, with the holder of each Company Stock Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (x) the excess, if any, of the per share Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (y) the number of shares of Company Common Stock subject to such Company Stock Option; provided that all amounts payable pursuant to this clause (i) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid at or as soon as practicable following the Effective Time, without interest;

           (ii)  each share of Company Restricted Stock shall be adjusted as necessary to provide that the restrictions on such share shall lapse at the Effective Time, and at the Effective Time, each share of Company Restricted Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 2.01(c), subject to any applicable withholding pursuant to Section 2.02(h);

          (iii)  upon the Effective Time, each Company Stock-Based Award that is a performance share unit award (a "Company Performance Share Unit Award") and that is outstanding shall be canceled, with the holder thereof becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (A) the Merger Consideration multiplied by (B) a number of shares of Company Common Stock determined by multiplying the target number of shares of Company Common Stock subject to such Company Performance Share Unit Award as of the Effective Time by a fraction, the numerator of which is the sum of 365 and the number of days that have elapsed during the applicable performance cycle prior to the Effective Time and the denominator of which is the total number of days in the applicable performance cycle; provided that in no event shall the number of shares of Company Common Stock determined pursuant to the formula in the foregoing clause (B) exceed 100% of the target number of shares subject to a Company Performance Share Unit Award; provided further that all amounts payable pursuant to this clause (iii) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid at or as soon as practicable following the Effective Time, without interest;

          (iv)  upon the Effective Time, each outstanding Company Stock-Based Award that is not a Company Performance Share Unit Award shall be canceled, with the holder thereof becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock-Based Award as of the Effective Time; provided that all amounts payable pursuant to this clause (iv) shall be subject to any required withholding of taxes or proof of eligibility for exemption therefrom and shall be paid at or as soon as practicable following the Effective Time, without interest; and

           (v)  make such other changes to the Company Stock Plans as Parent and the Company may reasonably agree are appropriate to give effect to the Merger.

        (b)   As soon as reasonably practicable following the date of this Agreement, the Company shall take all actions with respect to the 1996 ESPP as are necessary to provide that (i) participation in the 1996 ESPP shall be limited to those employees who were participants on the date of this Agreement, (ii) such participants may not increase their payroll deduction elections or purchase elections from those in effect on the date of this Agreement, (iii) any purchase rights under the 1996 ESPP outstanding immediately before the Effective Time shall be used to purchase shares of Company Common Stock in accordance with the terms of the 1996 ESPP, and the shares of Company Common Stock purchased thereunder shall be canceled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with Section 2.01(c), subject to applicable withholding pursuant to Section 2.02(h), (iv) there shall not be any additional accumulation periods under the 1996 ESPP (each, an "ESPP Accumulation Period") commencing following the date of this Agreement under the 1996 ESPP and (v) the 1996 ESPP shall be suspended following the close of the current ESPP Accumulation Periods and shall terminate, either at such time or effective immediately before the Effective Time.

        (c)   As soon as reasonably practicable following the date of this Agreement, the Company shall take all actions with respect to the UK ESPP as may be required to effect the following: (i) within 20 business days following the date of this Agreement, the UK ESPP and all partnership share agreements with respect thereto shall terminate, and following such termination, no participants in the UK ESPP shall have any rights with respect to the UK ESPP or any partnership share agreement, other than rights with respect to shares of Company Common Stock held in the trust pursuant to the UK ESPP (the "UK ESPP Trust") and (ii) at the Effective Time, each share of Company Common Stock then held by the UK ESPP Trust shall be converted into the right to receive the Merger Consideration in accordance with Section 2.01(c), subject to any applicable withholding pursuant to Section 2.02(h).

        (d)   The Company shall ensure that, as of the Effective Time, all rights to acquire shares of Company Common Stock, Company Stock Options, Company Restricted Stock, Company Stock-Based Awards or any other interests in respect of any capital stock (including any "phantom" stock, stock appreciation rights or performance units) of the Company or the Surviving Corporation shall be converted into the cash consideration specified with respect thereto pursuant to this Agreement and, upon the payment of such cash consideration, no such rights shall thereafter remain outstanding.

        SECTION 5.05.    Indemnification; Advancement of Expenses; Exculpation and Insurance.    (a) Parent shall cause the Surviving Corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall not, for a period of six years following the Effective Time, amend, modify or terminate the provisions of the Company Certificate or the Company By-laws regarding the elimination of liability, indemnification, and advancement of expenses in a manner that is adverse to the current or former directors or officers of the Company.

        (b)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.05.

        (c)   At or prior to the Effective Time, Parent shall obtain prepaid (or "tail") directors' and officers' liability insurance providing for coverage in respect of acts or omissions occurring at or prior to the Effective Time for six years from the Effective Time covering each person currently covered by the Company's directors' and officers' liability insurance policies, on terms with respect to such coverage and amounts no less favorable than those of such policies, taken together, as in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 5.05(c), Parent shall in no event be obligated to pay more in the aggregate than the amount set forth in Section 5.05(c) of the Parent Disclosure Schedule to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for such amount or less in the aggregate, Parent shall be obligated to provide such coverage as may be obtained for such aggregate amount.

        (d)   The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        SECTION 5.06.    Fees and Expenses.    (a) Except as provided in paragraph (b) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        (b)   In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e), (ii) this Agreement is terminated by the Company pursuant to Section 7.01(f) or (iii) (A) prior to the obtaining of the Stockholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if a vote to obtain the Stockholder Approval or the Stockholders' Meeting has not been held) or Section 7.01(b)(iii) and (C) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then the Company shall pay Parent a fee equal to $41,500,000 (the "Termination Fee") by wire transfer of same-day funds (x) in the case of a payment required by clause (i) above, on the first business day following the date of termination of this Agreement, (y) in the case of a payment required by clause (ii) above, on the date of termination of this Agreement and (z) in the case of a payment required by clause (iii) above, on the first business day following the date of the first to occur of the events referred to in clause (iii)(C). For purposes of clause (iii)(C) of the immediately preceding sentence only, the term "Takeover Proposal" shall have the meaning assigned to such term in Section 4.02(a) except that all references to "15% or more" therein shall be deemed to be references to "greater than 50%".

        (c)   The Company and Parent acknowledge and agree that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

        SECTION 5.07.    Public Announcements.    Except with respect to any Company Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        SECTION 5.08.    Stockholder Litigation.    The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent.

        SECTION 5.09.    Employee Matters.    (a) For a period beginning at the Effective Time and ending on the later of January 1, 2007, and the date that the employees of the Company who are employed primarily in the United States and who remain in the employment of the Surviving Corporation and its Subsidiaries following the Effective Time (the "Continuing Employees") commence participation in the employee benefit plans maintained by Parent and its Subsidiaries (such period, the "Continuation Period"), the Continuing Employees shall receive employee benefits that, in the aggregate, are substantially comparable to the employee benefits provided under the Company's employee benefit plans to such employees immediately prior to the Effective Time; provided that neither Parent nor the Surviving Corporation nor any of their Subsidiaries shall have any obligation (except to the extent provided below in this Section 5.09(a)) to issue or adopt any plans or arrangements providing for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; provided further that no plans or arrangements of the Company or any of its Subsidiaries providing for such issuance shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate and instead, in the event that the Continuation Period covers the time that Parent makes its regular annual equity compensation grants to employees of Parent and its Subsidiaries for 2007, the Continuing Employees shall be entitled to equity compensation opportunities at such time to the same extent as other similarly situated employees of Parent and its Subsidiaries. Following the Continuation Period, the Continuing Employees shall be entitled to participate in the employee benefit plans maintained by Parent and its Subsidiaries (including equity-based and equity-related plans, but excluding any defined benefit pension plans and any post-employment health and other post-employment welfare plans) to the same extent as other similarly situated employees of Parent and its Subsidiaries.

        (b)   Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

        (c)   Except (i) as would result in any duplication of benefits for the same period of service or (ii) to the extent that the Continuing Employees continue to participate in the Company's employee benefit plans following the Effective Time, Parent shall, and shall cause the Surviving Corporation to, recognize the service of each Continuing Employee with the Company and its Subsidiaries as if such service had been performed with Parent (A) for purposes of eligibility for vacation under Parent's vacation program, (B) for purposes of eligibility and participation under any health or welfare plan maintained by Parent (other than any post-employment health or post-employment welfare plan), (C) unless covered under another individual arrangement with or of the Company, for benefit accrual purposes under Parent's severance plan and (D) for purposes of eligibility to participate and vesting under any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by Parent or its Subsidiaries that is a defined contribution plan (in the case of each of clauses (A), (B),

(C) and (D), solely to the extent that Parent makes such plan or program available to Continuing Employees), but not for purposes of any other employee benefit plan of Parent.

        (d)   With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) use reasonable efforts to waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

        (e)   With respect to the employees of the Company who are employed primarily outside the United States, following the Effective Time, Parent and its Subsidiaries will provide such employees with employee benefits in accordance with applicable law.

        SECTION 5.10.    Company Debentures.    Each of the Company, Parent and Sub shall take each action required to be taken by such party pursuant to the Indenture dated as of August 20, 2003, between the Company and The Bank of New York, as trustee, with respect to the Company Debentures, as necessary to consummate the Merger and the other transactions contemplated by this Agreement in compliance therewith.

        SECTION 5.11.    Rights Agreement.    The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(v)) reasonably requested by Parent in order to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

        SECTION 5.12.    Cooperation With Respect to Financing.    Except to the extent prohibited by applicable statute, law, rule or regulation, the Company shall provide on a timely basis, and shall use its reasonable efforts to cause its officers, employees and advisers to provide on a timely basis, all reasonable cooperation in connection with the arrangement of the financing contemplated by the Commitment Letter, or any alternative financing Parent may seek in order to consummate the Merger and the other transactions contemplated by this Agreement, including (i) facilitating the pledge of collateral (effective as of the Closing), (ii) providing financial and other pertinent information regarding the Company as may be reasonably requested by Parent, including all financial statements and financial data of the type required by Regulation S X and Regulation S-K under the Securities Act in a registered offering of securities, (iii) providing other reasonably requested certificates or documents, including a customary certificate of the chief financial officer of the Company with respect to solvency matters, (iv) requesting the Company's independent auditors to provide customary consents and comfort letters and (v) requesting such customary legal opinions as may be reasonably requested by Parent.

ARTICLE VI

Conditions Precedent

        SECTION 6.01.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Stockholder Approval shall have been obtained.

          (b)    Antitrust.    The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and all applicable approvals and waiting periods under the antitrust laws of Germany and Spain (if applicable) shall have been obtained, expired or been terminated, as applicable.

          (c)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or (ii) which otherwise has had or would reasonably be expected to have a Material Adverse Effect.

        SECTION 6.02.    Conditions to Obligations of Parent and Sub.    The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver by Parent on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company contained in the first, second, third, fourth, fifth, sixth (other than grant dates, vesting schedules and holders' names), ninth, tenth, eleventh, twelfth, thirteenth and fifteenth sentences of Section 3.01(c), the first four sentences of Section 3.01(d) and Section 3.01(r) of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (ii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Material Adverse Effect", "Material Adverse Change" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)    No Litigation.    There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity in the United States, Japan or the European Union or any member state thereof (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of capital stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries or (iv) otherwise having, or that would reasonably be expected to have, a Material Adverse Effect.

          (d)    Restraints.    No Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect.

          (e)    Pending Transaction.    The acquisition by the Company of Linco Research, Incorporated, LINCO Diagnostic Services, Inc. and certain real estate assets relating thereto, as contemplated by the Stock Purchase Agreement, dated as of March 23, 2006, among Upstate Group, L.L.C., The Ronald L. Gingerich Revocable Living Trust and Ronald L. Gingerich, and the Purchase and Sale Agreement, dated as of March 23, 2006, between Upstate Group, L.L.C. and Paragon Properties, L.C., shall have been consummated in accordance with the terms of such agreements as in effect on the date hereof, as contemplated by Section 4.01 of this Agreement.

        SECTION 6.03.    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver by the Company on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Sub contained in the first four sentences of Section 3.02(b) of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (ii) all other representations and warranties of Parent and Sub contained in this Agreement shall be true and correct (disregarding all qualifications or limitations as to "materiality" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (b)    Performance of Obligations of Parent and Sub.    Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

        SECTION 6.04.    Frustration of Closing Conditions.    None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

ARTICLE VII

Termination, Amendment and Waiver

        SECTION 7.01.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

          (a)   by mutual written consent of Parent, Sub and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated on or before September 30, 2006; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose breach of a representation or warranty in this Agreement or whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

             (ii)  if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

            (iii)  if the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c)   by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent or (ii) if any Restraint having the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

          (d)   by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company;

          (e)   by Parent, in the event that prior to the obtaining of the Stockholder Approval (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Directors of the Company fails to publicly reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a written request by Parent to provide such reaffirmation following a Takeover Proposal that is publicly announced or that otherwise becomes publicly known; or

          (f)    by the Company in accordance with Section 4.02(b).

        SECTION 7.02.    Effect of Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), Section 3.02(f), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        SECTION 7.03.    Amendment.    This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 7.04.    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        SECTION 7.05.    Procedure for Termination or Amendment.    A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee of its Board of Directors to the extent permitted by law.

ARTICLE VIII

General Provisions

        SECTION 8.01.    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 8.02.    Notices.    Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent or Sub, to:

    Millipore Corporation
    290 Concord Road
    Billerica, MA 01821

    Attention: Jeffrey Rudin, Esq.

    with a copy to:

    Cravath, Swaine & Moore LLP
    Worldwide Plaza
    825 Eighth Avenue
    New York, NY 10019

    Attention: Robert I. Townsend, III, Esq.

    if to the Company, to:

    Serologicals Corporation
    5655 Spalding Drive
    Norcross, GA 30092

    Attention: Philip A. Theodore, Esq.

    with a copy to:

    King & Spalding LLP
    1185 Avenue of the Americas
    New York, New York 10036-4003

    Attention: E. William Bates, II, Esq.

    and with a copy to:

    King & Spalding LLP
    1180 Peachtree Street
    Atlanta, Georgia 30309

    Attention: G. Roth Kehoe, II, Esq.

        SECTION 8.03.    Definitions.    For purposes of this Agreement:

        (a)   an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b)   "Knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person's executive officers after making due inquiry of the other executives and managers having primary responsibility for such matter;

        (c)   "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development which individually or in the aggregate (i) would reasonably be expected to result in any change or effect that is materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement; provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change: (A) any change, effect, event, occurrence, state of facts or development attributable to the United States economy or securities markets in general; (B) any change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Company participates, so long as the effects do not disproportionately impact the Company; (C) any change in GAAP or regulatory accounting principles or interpretations thereof; and (D) any change, in and of itself, in the Company's stock price or trading volume, or any failure, in and of itself, by the Company to meet published revenue or earnings projections (it being understood that the facts or occurrences giving rise or contributing to any such change or failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect or a Material Adverse Change);

        (d)   "Permitted Liens" means (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested in good faith by the Company or any of its Subsidiaries and for which the relevant party has established adequate reserves in accordance with GAAP, (ii) Liens for taxes that are not due and payable or that may thereafter be paid without interest or penalty, (iii) easements, covenants, rights-of-way and other encumbrances or restrictions of record that, individually or in the aggregate, do not materially impair, and would not reasonably be expected to materially impair, the value or the continued use and operation of the assets to which they relate, (iv) zoning, building and other similar codes and regulations, and (v) Liens (other than Liens that secure indebtedness) that, individually or in the aggregate, do not materially interfere with, and would not reasonably be expected to materially interfere with, the ability of the Company or any of its Subsidiaries to conduct their respective businesses as currently conducted;

        (e)   "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

        (f)    a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

        SECTION 8.04.    Interpretation.    When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

        SECTION 8.05.    Consents and Approvals.    For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

        SECTION 8.06.    Counterparts.    This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.07.    Entire Agreement; No Third-Party Beneficiaries.    This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II, Section 5.04 and Section 5.05, are not intended to and do not confer upon any person other than the parties any legal or equitable rights or remedies.

        SECTION 8.08.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        SECTION 8.09.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 8.10.    Specific Enforcement; Consent to Jurisdiction.    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

        SECTION 8.11.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 8.12.    Waiver of Jury Trial.    Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 8.12.

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

MILLIPORE CORPORATION,
by	/s/ MARTIN D. MADAUS Name: Martin D. Madaus Title: President and Chief Executive Officer
CHARLESTON ACQUISITION CORP.,
by	/s/ MARTIN D. MADAUS Name: Martin D. Madaus Title: President
SEROLOGICALS CORPORATION,
by	/s/ DAVID A. DODD Name: David A. Dodd Title: President and Chief Executive Officer

ANNEX I
TO THE MERGER AGREEMENT

Index of Defined Terms

Term
1996 ESPP	Section 3.01(c)
409A Authorities	Section 3.01(l)
Acquisition Agreement	Section 4.02(b)
Actions	Section 4.01(d)
Affiliate	Section 8.03(a)
Agreement	Preamble
AJCA	Section 3.01(l)
Appraisal Shares	Section 2.01(d)
Certificate	Section 2.01(c)
Certificate of Merger	Section 1.03
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 2.02(h)
Commitment Letter	Section 3.02(e)
Commonly Controlled Entity	Section 3.01(k)
Company	Preamble
Company Adverse Recommendation Change	Section 4.02(b)
Company Benefit Agreements	Section 3.01(g)
Company Benefit Plans	Section 3.01(k)
Company By-laws	Section 3.01(a)
Company Certificate	Section 1.05(a)
Company Common Stock	Preamble
Company Debentures	Section 3.01(c)
Company Disclosure Schedule	Section 3.01
Company Pension Plan	Section 3.01(l)
Company Performance Share Unit Award	Section 5.04(a)
Company Preferred Stock	Section 3.01(c)
Company Restricted Stock	Section 3.01(c)
Company SEC Documents	Section 3.01(e)
Company Stock-Based Awards	Section 3.01(c)
Company Stock Options	Section 3.01(c)
Company Stock Plans	Section 3.01(c)
Confidentiality Agreement	Section 5.02
Continuation Period	Section 5.09(a)
Continuing Employees	Section 5.09(a)
Contract	Section 3.01(d)
DGCL	Section 1.01
Effective Time	Section 1.03
Environmental Laws	Section 3.01(j)
ERISA	Section 3.01(j)
ESPP Accumulation Period	Section 5.04(b)
ESPPs	Section 3.01(c)
Exchange Act	Section 3.01(d)
Exchange Fund	Section 2.02(a)
Filed Company SEC Documents	Section 3.01(e)
GAAP	Section 3.01(e)

Governmental Entity	Section 3.01(d)
Hazardous Materials	Section 3.01(j)
HSR Act	Section 3.01(d)
HSR Filing	Section 5.03
Intellectual Property Rights	Section 3.01(p)
IRS	Section 3.01(l)
Knowledge	Section 8.03(b)
Leases	Section 3.01(o)
Leased Real Property	Section 3.01(o)
Legal Provisions	Section 3.01(j)
Liens	Section 3.01(b)
Material Adverse Change	Section 8.03(c)
Material Adverse Effect	Section 8.03(c)
Merger	Preamble
Merger Consideration	Section 2.01(c)
Non-Affiliate Plan Fiduciary	Section 3.01(l)
Nonqualified Deferred Compensation Plan	Section 3.01(l)
Owned Real Property	Section 3.01(o)
Parent	Preamble
Parent Disclosure Schedule	Section 3.02
Participant	Section 3.01(g)
Paying Agent	Section 2.02(a)
Permits	Section 3.01(j)
Permitted Liens	Section 8.03(d)
person	Section 8.03(e)
Post-Signing Returns	Section 4.01(d)
Primary Company Executives	Section 3.01(m)
Proxy Statement	Section 3.01(d)
Representatives	Section 4.02(a)
Real Property	Section 3.01(o)
Release	Section 3.01(j)
Restraints	Section 6.01(c)
Rights	Section 3.01(c)
Rights Agreement	Section 3.01(c)
SEC	Section 3.01(d)
Section 203	Section 3.01(r)
Section 262	Section 2.01(d)
Securities Act	Section 3.01(e)
SOX	Section 3.01(e)
Stockholder Approval	Section 3.01(q)
Stockholders' Meeting	Section 5.01(b)
Sub	Preamble
Subsidiary	Section 8.03(f)
Superior Proposal	Section 4.02(a)
Surviving Corporation	Section 1.01
Takeover Proposal	Section 4.02(a)
taxes	Section 3.01(n)
taxing authority	Section 3.01(n)
tax returns	Section 3.01(n)
Termination Fee	Section 5.06(b)
UK ESPP	Section 3.01(c)
UK ESPP Trust	Section 5.04(c)

EXHIBIT A
TO THE MERGER AGREEMENT

Restated Certificate of Incorporation
of the Surviving Corporation

        FIRST:    The name of the corporation (hereinafter called the "Corporation") is Serologicals Corporation.

        SECOND:    The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:    The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

        FIFTH:    In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

        SIXTH:    To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director or officer (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

        SEVENTH:    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

        The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Delaware advance all costs and expenses (including, without limitation, attorneys' fees and expenses)

incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as, if required by the General Corporation Law of the State of Delaware, the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

        EIGHTH:    Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Annex B

Opinion of J.P. Morgan Securities Inc. dated April 24, 2006

April 24, 2006

The Board of Directors
Serologicals Corporation
5655 Spalding Drive
Norcross, GA 30092

Members of the Board of Directors

        You have requested our opinion as to the fairness, from a financial point of view, to the holder of common stock, per value $.01 per share (the "Company Common Stock"), of Serologicals Corporation (the "Company") of the consideration to be received by such holders in the proposed merger (the "Merger") of the Company with a wholly-owned subsidiary ("Merger Sub" of Millipore Corp. (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger, dated as of April 25, 2006 (the "Agreement"), among the Company, the Merger Partner and Merger Sub, the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of the Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Merger Partner and Merger Sub and other than Appraisal Shares (as defined in the Agreement), will be converted into the right to receive $31.55 per share in cash.

        In arriving at our opinion, we have (i) reviewed a draft dated April 22, 2006 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (vii) reviewed certain internal financial analyses and forecasts prepared by the management of the Company related to its business; and (viii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal or any assets or liabilities, nor have we evaluated the solvency of the Company of the Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matter. In relying on financial analyses and forecasts proved to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts

B-1

relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respect from the draft thereof furnished to us. We have further assumed that all material government governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company.

        Our opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger.

        We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please by advised that we and our affiliates have in the past performed other investment banking and commercial banking services for the Company and Merger Partner, for customary compensation. Specifically, such services for the Company have included acting as the Company's financial advisor in connection wit, and arranging and providing debt financing to the Company for, its acquisition of Upstate Group, Inc. in September 2004 and acting as bookrunner of the Company's public offering of its common stock in December 2004. In addition, we and our affiliates are currently acting as arranger and book runner of a credit facility to finance the Company's acquisition of Lingo Research, Inc. Our services for the Merger Partner include acting as joint lead arranger and joint lead book manager of its credit facility arranged in December 2005. Our commerical bank affiliate is agent bank and a lender under the Company's credit facility and a lender under the Merger Partner's credit facility. In the ordinary course of our business we and our affiliates may actively trade the debt any equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

        This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders or the Company but may not otherwise by disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

[SIGNATURE TO COME]

B-2

Annex C

Appraisal Rights

        § 262. Appraisal rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

DETACH HERE

PROXY	This Proxy is Solicited on Behalf of the Board of Directors of	PROXY

SEROLOGICALS CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareowners and Proxy Statement, dated [            ], 2006, and does hereby appoint Harold W. Ingalls and Philip A. Theodore, or either of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of Common Stock of Serologicals Corporation (the "Corporation") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareowners of the Corporation to be held at 10:00 a.m., local time, on [                        ], [            ], 2006, at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareowner(s). If no direction is made, it will be voted in accordance with the recommendations of the Board ("FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies, and in accordance with the recommendation of our board of directors on any other matters properly brought before the meeting for a vote).

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side of this Proxy Card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SEROLOGICALS CORPORATION
C/O COMPUTERSHARE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.	#SRO

SEROLOGICALS CORPORATION

1.	To adopt the Agreement and Plan of Merger, dated as of April 25, 2006, among Millipore Corporation, Charleston Acquisition Corp. and Serologicals Corporation.	☐	2.
				To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement.	☐
			3.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournment(s) thereof.	☐
		Mark box at right if you intend to attend the Special Meeting of Shareowners.			☐
		Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐
Please be sure to sign and date this Proxy.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF SPECIAL MEETING OF SHAREOWNERS TO BE HELD ON , 2006

SUMMARY
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETING OF SHAREOWNERS
THE PARTIES TO THE MERGER AGREEMENT
THE MERGER
PROPOSAL 1—THE MERGER AGREEMENT
APPRAISAL RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2—ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
OTHER MATTERS
FUTURE SHAREOWNER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
Annex A Agreement and Plan of Merger

ARTICLE I The Merger
ARTICLE II Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates
ARTICLE III Representations and Warranties
ARTICLE IV Covenants Relating to Conduct of Business
ARTICLE V Additional Agreements
ARTICLE VI Conditions Precedent
ARTICLE VII Termination, Amendment and Waiver
ARTICLE VIII General Provisions
Index of Defined Terms
Restated Certificate of Incorporation of the Surviving Corporation
Annex B Opinion of J.P. Morgan Securities Inc. dated April 24, 2006
Annex C Appraisal Rights
SEROLOGICALS CORPORATION